                                                                     EXHIBIT 2.3

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            General Electric Company,

                      National Broadcasting Company, Inc.,

                              TN Acquisition Corp.,

                            SPE Mundo Investment Inc.

                                       and

                      Telemundo Communications Group, Inc.

                        --------------------------------

                          Dated as of October 11, 2001

                        --------------------------------


================================================================================

                                TABLE OF CONTENTS


                                                                                            Page
                                                                                            ----

ARTICLE I THE MERGER...........................................................................2
         1.1        Effective Time of the Merger...............................................2
         1.2        Closing....................................................................2
         1.3        Effects of the Merger......................................................3
         1.4        Directors and Officers.....................................................3

ARTICLE II CONVERSION OF SECURITIES............................................................3
         2.1        Conversion of Capital Stock................................................3
         2.2        Exchange of Certificates...................................................7
         2.3        S Sub Transaction..........................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................9
         3.1        Organization, Standing and Power; Subsidiaries.............................9
         3.2        Capitalization............................................................10
         3.3        Authority; No Conflict; Required Filings and Consents.....................11
         3.4        Financial Statements; SEC Filings; Information Provided...................13
         3.5        No Undisclosed Liabilities................................................14
         3.6        Absence of Certain Changes or Events......................................14
         3.7        Taxes.....................................................................15
         3.8        Intellectual Property.....................................................18
         3.9        Agreements, Contracts and Commitments.....................................19
         3.10       Litigation................................................................21
         3.11       Environmental Matters.....................................................21
         3.12       Employee Benefit Plans....................................................23
         3.13       Compliance with Laws......................................................27
         3.14       FCC Licenses and Other Regulatory Matters.................................28
         3.15       Labor Matters.............................................................28
         3.16       Insurance.................................................................29
         3.17       Transactions with Affiliates..............................................29
         3.18       Section 203 of the DGCL Not Applicable....................................30
         3.19       Real Property.............................................................30
         3.20       Tangible Personal Property................................................32
         3.21       Corporate Records.........................................................32
         3.22       Brokers...................................................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S SUB............................................33
         4.1        Organization, Standing and Power, Subsidiaries............................33
         4.2        Title.....................................................................33
         4.3        Authority; No Conflict; Required Filings and Consents.....................33


                                                                                            Page
                                                                                            ----
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT,
                    THE BUYER AND THE ACQUISITION SUBSIDIARY..................................35
         5.1        Organization, Standing and Power..........................................35
         5.2        Authority; No Conflict; Required Filings and Consents.....................35
         5.3        SEC Filings...............................................................36
         5.4        Tax Matters...............................................................37
         5.5        Parent Common Stock.  ....................................................37
         5.6        FCC Qualifications........................................................37
         5.7        Compliance with Laws......................................................38
         5.8        Operations of the Acquisition Subsidiary..................................38
         5.9        Brokers...................................................................38

ARTICLE VI covenants..........................................................................38
         6.1        Conduct of Business.......................................................38
         6.2        Certain Covenants of the Parent and Buyer.................................42
         6.3        Confidentiality...........................................................42

ARTICLE VII ADDITIONAL AGREEMENTS.............................................................43
         7.1        Access to Information.....................................................43
         7.2        Reports...................................................................44
         7.3        Legal Conditions to the Merger............................................44
         7.4        Public Disclosure.........................................................47
         7.5        Reorganization............................................................47
         7.6        NYSE Listing..............................................................47
         7.7        Employee Matters..........................................................48
         7.8        D&O Indemnification.......................................................48
         7.9        Notification of Certain Matters...........................................49
         7.10       Acknowledgment of Buyer and Acquisition Subsidiary........................49
         7.11       Notice of Litigation......................................................49
         7.12       Company Stockholder Loans.................................................49
         7.13       Nonsolicitation...........................................................50
         7.14       Transfer of Permits/Financial Assurance...................................50
         7.15       Environmental Review......................................................50
         7.16       Affiliate Agreements......................................................51
         7.17       Tax Matters...............................................................51

ARTICLE VIII CONDITIONS TO MERGER.............................................................52
         8.1        Conditions to Each Party's Obligation to Effect the Merger................52
         8.2        Additional Conditions to Obligations of the Buyer and the
                    Acquisition Subsidiary....................................................53
         8.3        Additional Conditions to Obligations of the Company.......................54

ARTICLE IX TERMINATION AND AMENDMENT..........................................................55
         9.1        Termination...............................................................55
         9.2        Effect of Termination.....................................................56
         9.3        Fees and Expenses; Designated Payments....................................56



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         9.4        Amendment.................................................................56
         9.5        Extension; Waiver.........................................................57

ARTICLE X MISCELLANEOUS.......................................................................57
         10.1       Survival..................................................................57
         10.2       Notices...................................................................57
         10.3       Entire Agreement..........................................................59
         10.4       No Third-Party Beneficiaries..............................................60
         10.5       Assignment................................................................60
         10.6       Severability..............................................................60
         10.7       Counterparts and Signature................................................60
         10.8       Interpretation............................................................60
         10.9       Governing Law.............................................................61
         10.10      Submission to Jurisdiction................................................61
         10.11      Remedies..................................................................62
         10.12      WAIVER OF JURY TRIAL......................................................62



Exhibit A - Form of Stockholders' and Registration Rights Agreement
Schedule I - Company Stockholders

                             TABLE OF DEFINED TERMS

                                                        Reference in
Terms                                                   Agreement
-----                                                   ------------

Acquisition Proposal                                    Section 7.13
Acquisition Subsidiary                                  Preamble
Additional Amount                                       Section 2.1(c)
Affiliate                                               Section 3.7(c)
Affiliation Agreements                                  Section 3.9(b)
Agreed Date                                             Section 2.1(c)
Agreement                                               Preamble
Antitrust Laws                                          Section 7.3(b)
Antitrust Order                                         Section 7.3(b)
Approved Budget                                         Section 6.1
Average Parent Share Price                              Section 2.1(b)(iv)
Base Price                                              Section 2.1(b)(iii)
Benefit Plans                                           Section 3.12(a)
Board Approval                                          Recitals
Buyer                                                   Preamble
Buyer Disclosure Schedule                               Article V
Cash Consideration                                      Section 2.1(b)(i)(A)
Cash Election                                           Section 2.1(b)(i)(A)
Certificate of Merger                                   Section 1.1
Certificates                                            Section 2.2(a)
Class A Common Stock                                    Section 2.1(a)
Class B Common Stock                                    Section 2.1(a)
Closing                                                 Section 1.2(a)
Closing Date                                            Section 1.2(a)
COBRA                                                   Section 3.12(o)
Code                                                    Recitals
Common Stock                                            Section 2.1(a)
Communications Act                                      Section 3.3(c)
Company                                                 Preamble
Company Balance Sheet                                   Section 3.4(a)
Company Board                                           Recitals
Company Common Stock                                    Section 2.1(a)
Company Disclosure Schedule                             Article III
Company Employee                                        Section 7.7(a)
Company Financial Statements                            Section 3.4(a)
Company Licenses                                        Section 3.14(a)
Company Material Adverse Effect                         Section 3.6
Company Material Contracts                              Section 3.9(a)
Company Preferred Stock                                 Section 2.1(d)
Company Property                                        Section 3.19(a)
Company Stock                                           Section 2.2
Company Stockholder Approval                            Recitals

                                                        Reference in
Terms                                                   Agreement
-----                                                   ------------

Company Stockholder Indebtedness                        Section 7.12
Company Stockholders                                    Recitals
Company Stockholders Agreement                          Section 3.3(d)
Credit Agreement                                        Section 6.1(b)
Designated Payments                                     Section 2.1(b)(iii)
DGCL                                                    Recitals
Effective Time                                          Section 1.1
Effective Time Company Common Shares                    Section 2.1(b)(i)
Effective Time Outstanding Share Amount                 Section 2.1(b)(iii)
Environmental Laws                                      Section 3.11(j)(i)
Environmental Permits                                   Section 3.11(a)
Environmental Reports                                   Section 7.15(a)
Equity Price                                            Section 2.1(b)(iii)
ERISA                                                   Section 3.12(a)
Exchange Act                                            Section 3.3(c)
Exchange Agent                                          Section 2.2(a)
Exchange Agreement                                      Section 2.3
FCC                                                     Section 3.3(c)
FCC Licenses                                            Section 3.14(a)
FCC Order                                               Section 5.6
FCC Waiver Request                                      Section 7.3(c)
Force Majeure                                           Section 1.2(a)
Foreign Plan                                            Section 3.12(v)
GAAP                                                    Section 3.4(a)
Governmental Entity                                     Section 3.3(c)
Hazardous Substances                                    Section 3.11(j)(ii)
Holdings                                                Section 3.1(c)
Holdings SEC Reports                                    Section 3.4(c)
HSR Act                                                 Section 3.3(c)
Increase Stock Amount                                   Section 2.1(f)(ii)
Indemnified Parties                                     Section 7.8(a)
Insurance Policies                                      Section 3.16
Intellectual Property                                   Section 3.8(c)
Leased Property                                         Section 3.19(a)
Liberty                                                 Section 3.12(w)
Liens                                                   Section 3.2(b)
Merger                                                  Recitals
Merger Consideration                                    Section 2.1(b)(i)
Multiemployer Plan                                      Section 3.12(a)
Multiple Employer Plan                                  Section 3.12(a)
Network Balance Sheet                                   Section 3.4(b)
Network Financial Statements                            Section 3.4(b)
NYSE                                                    Section 2.1(b)(iv)
Outside Date                                            Section 9.1(b)
Owned Property                                          Section 3.19(a)(i)

                                                        Reference in
Terms                                                   Agreement
-----                                                   ------------

Parent                                                  Preamble
Parent Common Stock                                     Section 2.1(b)(i)(B)
Parent SEC Reports                                      Section 5.3
Payments                                                Section 3.12(q)
Permitted Liens                                         Section 3.19(b)
Per Share Equity Price                                  Section 2.1(b)(iii)
Phase II Reviews                                        Section 7.15
Programming Agreements                                  Section 3.9(c)
Proprietary Rights                                      Section 3.8(c)
Protection Period                                       Section 7.7(a)
Publicly Traded                                         Section 3.12(w)
Real Property Lease                                     Section 3.19(c)(i)
Representatives                                         Section 6.3
Restructuring                                           Section 3.1(c)
SEC                                                     Section 3.3(c)
Securities Act                                          Section 3.3(c)
Series A Convertible Preferred Stock                    Section 2.1(d)
Series B Convertible Preferred Stock                    Section 2.1(d)
Significant Subsidiary                                  Section 3.1(b)
Sony                                                    Section 3.12(w)
Space Lease(s)                                          Section 3.19(a)
S Sub                                                   Preamble
S Sub Board                                             Section 4.3(a)
S Sub Disclosure Schedule                               Article IV
S Sub Transaction                                       Section 2.3
Stations                                                Section 3.3(c)
Stock Consideration                                     Section 2.1(b)(i)(B)
Stockholders' Agreement                                 Recitals
Subsidiary                                              Section 3.1(b)
Surviving Corporation                                   Section 1.3
Tangible Personal Property                              Section 3.20
Tax Returns                                             Section 3.7(b)
Taxes                                                   Section 3.7(b)
Terminated Agreements                                   Section 3.12(q)
TGI                                                     Section 3.1(c)
Title IV Plan                                           Section 3.12(a)
TNG                                                     Recitals
TNG Interest                                            Section 2.3
TNI                                                     Section 3.1(c)
Total Consideration                                     Section 2.1(f)(ii)
WARN                                                    Section 3.15(c)

                                                                     EXHIBIT 2.3



                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as
                                                           ---------
of October 11, 2001, is by and among General Electric Company, a New York corporation ("Parent"), National Broadcasting Company, Inc., a Delaware
              ------
corporation and a wholly owned subsidiary of Parent (the "Buyer"), TN
                                                          -----
Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Acquisition Subsidiary"), SPE Mundo Investment Inc., a California
             ----------------------
corporation ("S Sub"), and Telemundo Communications Group, Inc., a Delaware
              -----
corporation (the "Company").

                  WHEREAS, the board of directors of the Parent deems it advisable and in the best interests of the Parent that the Parent acquire the Company;

                  WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Company with and into the Acquisition
                       ------
Subsidiary in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");
                                               ----

                  WHEREAS, at a meeting duly called and held, the board of directors of the Company (the "Company Board"), by the unanimous vote of all
                               -------------
directors (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL and the Company's Restated Certificate of Incorporation, and (iii) recommended that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval (the "Board Approval");
      --------------

                  WHEREAS, concurrently with the execution and delivery of this Agreement, and in furtherance of the Board Approval, the requisite approval of the Merger and this Agreement (the "Company Stockholder Approval") has been
                                    ----------------------------
obtained by the Company stockholders, each of which is listed in Schedule I
                                                                 ----------
hereto (the "Company Stockholders");
             --------------------

                  WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Company Stockholders entered into a Stockholders' and Registration Rights Agreement with the Parent and the Buyer, in the form attached hereto as Exhibit A (the "Stockholders' Agreement"), providing for,
                   ---------       -----------------------
among other things, certain representations and covenants made by the Company Stockholders to the Parent and the Buyer and certain registration rights relating to the Parent Common Stock (as defined below) to be received by such Company Stockholders in the Merger;

                  WHEREAS, the Company, through a wholly owned subsidiary, owns 67% of all of the membership interests in Telemundo Network Group, LLC, a Delaware limited liability corporation ("TNG"), and S Sub, a wholly owned
                                         ---
subsidiary of one of the Company Stockholders, owns the remaining 33% of the membership interests in TNG;

                  WHEREAS, in connection with the Merger, the Buyer will purchase all of the membership interests of S Sub in TNG for the cash consideration set forth herein; and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                                      ----

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer, the Acquisition Subsidiary, S Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

    1.1 Effective Time of the Merger. Subject to the provisions of this
        ----------------------------
Agreement, prior to the Closing, the Buyer shall prepare, and on the Closing Date the Buyer shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form
                                           ---------------------
as is required by, and executed by the Surviving Corporation in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall be consummated and shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the "Effective
                                                                       ---------
Time").
----

    1.2 Closing.
        -------

         (a) The closing of the Merger (the "Closing") shall take place at 10:00
                                             -------
a.m., New York time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the fifth business day after
 ------------
satisfaction or waiver of the conditions set forth in Article VIII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, unless another date, place or time is agreed to in writing by the Buyer and the Company; provided, however, that the Closing shall be delayed,
                           --------  -------
at the election of Buyer, if, in the good faith judgment of the Buyer, a Force Majeure has occurred and is continuing; provided, further, that such delay
                                        --------  -------
shallnot exceed a period of time to be agreed between the Buyer and the Company. As used herein, "Force Majeure" means war or armed hostilities or other national
                 -------------
or international calamity, or one or more acts of terrorism, which, in the good faith judgment of Buyer, is having a material adverse effect on the financial markets in the United States and on the Buyer's or Parent's ability to consummate the Merger and the other transactions contemplated by this Agreement.

         (b) The Buyer shall deliver or cause to be delivered to each Company Stockholder, no later than the earlier of (x) the fifteenth business day preceding the Closing and (y) the same business day on which the Parent gives the Company notice that it intends to file a registration statement pursuant to
Section 3.1(a) of the Stockholders' Agreement, a form of letter of transmittal for use in exchanging such Company Stockholder's Certificates (as defined in Section 2.2(a)) for the cash and/or certificates representing whole shares (subject to Section 2.2(d)) of Parent Common Stock to be delivered to such Company Stockholder pursuant to this Agreement. Each Company Stockholder shall deliver a notice to the Parent within the time period specified in Section 2.1(f)(i) of this Agreement and Section 2.5 of the Stockholders' Agreement of
(x) the number of shares of Company Common Stock or Company Preferred Stock as to which such holder desires to make a Cash Election (as defined below); (y) the names to whom the Cash Consideration (as defined below) shall be paid (including the relevant wire instruction numbers) and/or (z) the names and denominations in which the certificates representing shares of Parent Common Stock to be delivered to such Company Stockholder hereunder are to be issued. Each such Company Stockholder or its designee(s) shall be entitled to receive at the Closing cash (which shall be paid by wire transfer of immediately available funds) and/or such certificates representing whole shares (subject to Section 2.2(d)) of Parent Common Stock.

    1.3 Effects of the Merger. At the Effective Time (i) the separate
        ---------------------
existence of the Company shall cease and the Company shall be merged with and into the Acquisition Subsidiary (the Acquisition Subsidiary following the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the
                                        ---------------------
Certificate of Incorporation of the Acquisition Subsidiary as in effect immediately prior to the Effective Time shall be amended to change all references to the name of the Acquisition Subsidiary to refer to the name of the Company, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until further amended in accordance with the DGCL and (iii) the By-laws of the Acquisition Subsidiary as in effect immediately prior to the Effective Time shall be amended to change all references to the name of the Acquisition Subsidiary to refer to the name of the Company, and, as so amended, such By-laws shall be the By-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

    1.4 Directors and Officers. The directors and officers of the
        ----------------------
Acquisition Subsidiary immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

    2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of
        ---------------------------
the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Acquisition Subsidiary:

         (a) Cancellation of Treasury Stock. All shares of Class A Common Stock,
             ------------------------------
$.01 par value per share, of the Company (the "Class A Common Stock"), and Class
                                               --------------------
B Common Stock, $.01 par value per share, of the Company (the "Class B Common
                                                               --------------
Stock"), and Common Stock, $.01 par value per share, of the Company (the "Common
-----                                                                     ------
Stock" and together with the Class A Common Stock and the Class B Common Stock,
-----
collectively, the "Company Common Stock"), that are owned by the Company as
                   --------------------
treasury stock immediately prior to the Effective Time shall be canceled and shall cease to exist and no stock of the Parent or other consideration shall be delivered in exchange therefor.

         (b) Conversion of Company Common Stock.
             ----------------------------------

           (i) Subject to Section 2.2, at the Effective Time, each share of Company Common Stock (other than shares to be canceled in accordance with
Section 2.1(a)) issued and outstanding immediately prior to the Effective Time (the "Effective Time Company Common Shares") shall be automatically converted
      ------------------------------------
into the right to receive at the election of the holder thereof, one of the following (subject to the limitations and adjustments set forth in Section 2.1(f), the "Merger Consideration"):
             --------------------

                  (A) for each such share of Company Common Stock for which an election to receive cash has been made (a "Cash Election"), the right
                                                    -------------
         to receive the Per Share Equity Price plus the Additional Amount (as defined in Section 2.1(c)) (the "Cash Consideration"), upon surrender
                                          ------------------
         of the certificate representing such share of Company Common Stock in the manner provided in Section 2.2; and

                  (B) for each such share of Company Common Stock for which no Cash Election has been made, the right to receive that number of shares of common stock, $0.06 par value per share, of the Parent ("Parent
                                                                     ------
         Common Stock") equal to (1) the sum of (x) the Per Share Equity Price
         ------------
         plus (y) the Additional Amount, (2) divided by the Average Parent Share Price (as defined in Section 2.1(b)(iv)) (the "Stock Consideration"),
                                                        -------------------
         upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.2. The parties hereto understand and agree that all or any portion of the Stock Consideration may consist of shares of Parent Common Stock (i) acquired by Parent through acquisitions on the open market, in privately negotiated acquisitions or otherwise and/or (ii) issued in one or more original issuances, issuances of shares held in treasury or otherwise; provided,
                                                                       --------
         however, that this sentence shall not limit the obligations of the
         -------
         parties pursuant to Section 1.2(a).

           (ii) As of the Effective Time, all shares of Company Common Stock converted pursuant hereto shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(b) upon surrender of such certificate in accordance with Section 2.2, without interest except as specifically provided for in Sections 2.1(b) and 2.1(c).

           (iii) For purposes of this Article II: "Equity Price" shall mean
                                                   ------------
$1,980,000,000 (the "Base Price;" provided however, that if the sum of the
                     ----------   -------- -------
Designated Payments is less than $70 million the term "Base Price" shall automatically be increased by such difference) less the amount of Designated Payments (as defined below) in excess of $70,000,000; "Designated Payments"
                                                       -------------------
shall mean the amounts paid or payable by the Company and its Subsidiaries and S Sub (x) to certain officers and employees of the Company and (y) in satisfaction of the professional fees and expenses paid or payable by the Company and S Sub pursuant to Section 9.3, in each case as described in Section 2.1(b)(iii) of the Company Disclosure Schedule (as defined below); "Per Share Equity Price" shall
                                                 ----------------------
mean the Equity Price divided by the Effective Time Outstanding Share Amount;
                      -------
"Effective Time Outstanding Share Amount" shall mean the number of shares of
 ---------------------------------------
Company Common Stock issued and outstanding immediately prior to the Effective Time determined on a fully diluted basis, assuming the conversion of outstanding shares of Company Preferred Stock (as defined in Section 2.1(d)), plus the number of shares of Class A Common Stock into which the TNG Interest would be exchangeable pursuant to the provisions of the Exchange Agreement referred to in
Section 2.3 below; and

           (iv) "Average Parent Share Price" shall mean the average of the daily
                 --------------------------
volume-weighted sales prices per share of the Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") (as reported by Bloomberg Financial
                                ----
Markets or, if not reported thereby, any other authoritative source) for each of the ten (10) consecutive trading days ending on the fourth trading day prior to the Closing.

         (c) Additional Amount. If the Closing has not occurred by December 11,
             -----------------
2002 (the "Agreed Date") and, as of such date, all Closing conditions shall have
           -----------
been satisfied or waived except for (w) the issuance of the FCC Order and (x) those conditions that by their nature are to be satisfied at the Closing, then the Buyer shall pay to the Company Stockholders an amount equal to interest, that would accrue at the rate of 5% per annum, multiplied by (y) the Base Price (without giving effect to any adjustment thereof pursuant to Section 2.1(b)(iii)) plus $70,000,000 and (z) divided by the Effective Time Outstanding Share Amount, payable to the Company Stockholders, from (and including) the Agreed Date to (but excluding) the Closing Date (the "Additional Amount").
                                                      -----------------
Notwithstanding the foregoing, no Additional Amount shall accrue during any period during which (i) the Closing has been delayed in connection with a Force Majeure in accordance with Section 1.2(a) and (ii) all conditions in Sections
8.1 and 8.2 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing). The Additional Amount shall be determined on a per share basis and shall be payable in cash with respect to each share subject to a Cash Election and in shares of Parent Common Stock with respect to all other shares, in each case, at the time and in the manner set forth in Sections 2.1(b), 2.1(c) and 2.1(d).

         (d) Conversion of Company Preferred Stock. Subject to Section 2.2,
             -------------------------------------
each share of Series A Convertible Preferred Stock, $.01 par value per share, of the Company (the "Series A Convertible Preferred Stock"), and Series B
                  ------------------------------------
Convertible Preferred Stock, $.01 par value per share, of the Company (the "Series B Convertible Preferred Stock" and together with the Series A
 ------------------------------------
Convertible Preferred Stock, collectively, the "Company Preferred Stock") issued
                                                -----------------------
and outstanding immediately prior to the

Effective Time shall be automatically converted into the right to receive either
(x) the Cash Consideration with respect to shares of Company Preferred Stock for which a Cash Election is made or (y) the Stock Consideration for all other shares of Company Preferred Stock, in each case, multiplied by the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time, upon surrender of the certificate representing such share of Company Preferred Stock in the manner provided in Section 2.2. As of the Effective Time, all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(d) upon surrender of such certificate in accordance with
Section 2.2, without interest except as specifically provided for in Sections 2.1(b) and (c).

         (e) Adjustments to Merger Consideration. In the event of any
             -----------------------------------
reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock, as the case may be), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock, as the case may be, occurring (or for which a record date is established) after the date hereof and prior to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect fully such event.

         (f) Election Limitations; Adjustments.
             ---------------------------------

           (i) Pursuant to and in accordance with Section 2.5 of the Stockholders Agreement, the Company Stockholders will, prior to the earlier of
(x) the fifth business day preceding the Closing and (y) the 10th business day following the date on which the Parent gives the Company and the Company Stockholders notice that it intends to file a registration statement pursuant to
Section 3.1(a) of the Stockholders Agreement, cause Cash Elections to be made in respect of not less than 50% and not more than 55% of the Effective Time Outstanding Share Amount; provided, however, that if the Company Stockholders
                          --------  ------
shall fail to make such elections in satisfaction of this Section 2.2(f)(i), then the parties agree that Cash Elections shall be deemed to have been made in respect of 55% of the Effective Time Outstanding Share Amount, treating the cash to be paid pursuant to Section 2.3 as if paid pursuant to a Cash Election.

           (ii) Notwithstanding the foregoing or Section 2.1(b) or (c), in the event that the aggregate market value of the Stock Consideration will be less than 45% of the sum of the Merger Consideration and the cash to be paid pursuant to Section 2.3 (the "Total Consideration"), the Merger Consideration
                              -------------------
will be adjusted by reducing the amount of Cash Consideration and by increasing by the same amount (determined in accordance with the following sentence) the amount of Stock Consideration payable to each holder of Company Common Stock or Company Preferred Stock who would otherwise have received Cash Consideration to the extent necessary so as to increase the aggregate market value of the Stock Consideration to 45% of the Total Consideration (the "Increased Stock Amount").
                                                      ----------------------
For purposes of this paragraph, the "aggregate market value of the Stock Consideration" and the Increased Stock Amount will be determined based, as closely as reasonably possible, on a value of Parent Common Stock equal to the actual Parent Common Stock price for the last trade prior to the Effective Time or, if the Effective Time is after the close of regular trading on the New York Stock Exchange, the mean between the highest and lowest quoted selling price of Parent Common Stock on the New York Stock Exchange for the date on which the Effective Time occurs.

    2.2 Exchange of Certificates. The procedures for exchanging outstanding
        ------------------------
shares of Company Common Stock and Company Preferred Stock (collectively, the "Company Stock") for Merger Consideration pursuant to the Merger are as follows:

         (a) Exchange Procedures. Prior to the Effective Time, the Buyer
             -------------------
shall deposit or cause to be deposited with a bank or trust company designated by the Buyer and reasonably acceptable to the Company (the "Exchange Agent"),
                                                            --------------
for the benefit of the holders of shares of the Company Stock (A) immediately available funds in amounts necessary to make the payments pursuant to Sections 2.1(b), 2.1(c) and 2.1(d) (subject to adjustment pursuant to Section 2.1(f)) to holders of Company Common Stock and Company Preferred Stock, (B) subject to
Section 2.2(d), certificates representing that number of whole shares of Parent Common Stock equal to the aggregate number of shares of Parent Common Stock issuable pursuant to Sections 2.1(b), 2.1(c) and 2.1(d), and (C) any dividends or distributions to which holders of shares of Company Stock may be entitled pursuant to Section 2.2(b). At the Effective Time or as soon as possible thereafter, each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Stock (the "Certificates"), shall be entitled to receive in exchange therefor, upon surrender of a Certificate for cancellation to the Exchange Agent, (A) (x) the Cash Consideration in immediately available funds or (y) a certificate representing that number of shares (rounded up to the nearest whole share) of Parent Common Stock which such holder has the right to receive, in each case, pursuant to Section 2.1(b), 2.1(c) or 2.1(d), and (B) any dividends or distributions pursuant to the provisions of Section 2.2(b), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, (x) cash and/or a certificate representing the proper number of shares (rounded up to the nearest whole share) of Parent Common Stock issuable pursuant to Section 2.1(b), 2.1(c) or 2.1(d), and (y) any dividends or distributions pursuant to Section 2.2(b) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (1) subject to Section 2.2(d), the Merger Consideration issuable or payable pursuant to Section 2.1(b), 2.1(c) or 2.1(d), and (2) any dividends or distributions pursuant to Section 2.2(b) as contemplated by this Section 2.2.

         (b) Distributions with Respect to Unexchanged Shares. No dividends
             ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent

Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, (i) subject to Section 2.2(d), certificates representing whole shares of Parent Common Stock issued in exchange therefor, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

         (c) No Further Ownership Rights in Company Stock. All Merger
             --------------------------------------------
Consideration issued and paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any dividends or other distributions paid pursuant to Section 2.2(b)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (d) No Fractional Shares. If the number of shares of Parent Common
             --------------------
Stock to be received by any Company Stockholder is not a whole number, then the number of shares of Parent Common Stock that such Company Stockholder shall be entitled to receive pursuant to this Agreement shall be rounded up to the nearest whole share.

         (e) No Liability. To the extent permitted by applicable law, none
             ------------
of Parent, the Buyer, the Acquisition Subsidiary, the Company, S Sub, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Stock or Parent Common Stock or to any other person for such shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, and any dividends or distributions payable to the holder of such Certificate pursuant to Section 2.2(b) would otherwise escheat to or become the property of any Governmental Entity), all such Merger Consideration or dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Parent, free and clear of all claims or interest of any person previously entitled thereto.

    2.3 S Sub Transaction. At the Effective Time, S Sub shall sell,
        -----------------
free and clear of any Lien, all of its right, title and interest in TNG, consisting of all of TNG's Class B Membership Interests, representing 33% of the aggregate membership interests in TNG (the "TNG Interest"), to the Buyer or its designated Affiliate and receive, as consideration therefor, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock into which the TNG Interest would be exchangeable pursuant to the provisions of the Exchange Agreement, dated as of December 15, 2000, by and among the Company, Sony Pictures Entertainment Inc. and S Sub as in effect on the date hereof (the "Exchange Agreement") and (ii) the Cash Consideration.
                         ------------------
The transactions contemplated by this Section 2.3 are referred to herein as the "S Sub Transaction."
 -----------------

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the disclosure schedule delivered by the Company to the Buyer and the Acquisition Subsidiary on or before the date of this Agreement (the "Company Disclosure Schedule"), which exceptions shall make
                     ---------------------------
specific reference to the Section of this Agreement to which they relate, the Company represents and warrants to the Buyer and the Acquisition Subsidiary as follows:

    3.1 Organization, Standing and Power; Subsidiaries.
        ----------------------------------------------

         (a) Each of the Company and each of its Subsidiaries is a corporation, limited partnership, limited liability company or limited liability partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, as would not reasonably be expected to be material to the business and operations of the Company and its Subsidiaries, taken as a whole.

         (b) Neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated. Section 3.1(b) of the Company Disclosure Schedule sets forth a list, complete and accurate in all material respects, of all of the Company's Subsidiaries and the Company's direct or indirect equity interest therein. As used in this Agreement, (i) the term "Subsidiary" means, with respect to any party, any corporation or other entity
 ----------
of which a majority of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such party, and (ii) the term "Significant Subsidiary" means any Subsidiary of the Company that (x) would be a
 ----------------------
"significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the date hereof, (y) holds an FCC License (as defined in Section 3.14(a)) or owns any operating assets of a Station or (z) is otherwise material to the business or operations of the Company and its Subsidiaries taken as a whole. Without limiting in any way the generality of the foregoing, the terms "Subsidiary" and "Significant Subsidiary" shall include TNG and its Subsidiaries.

         (c) The Company was formed as part of a restructuring (the "Restructuring") consummated in December 2000 whereby, among other things,
 -------------
certain of the Company Stockholders contributed all of their capital stock in Telemundo Holdings, Inc., a Delaware corporation ("Holdings"), to the Company in
                                                   --------
exchange for Company Common Stock and, following the Restructuring, Holdings became a wholly owned subsidiary of the Company. Holdings and Telemundo Network Interest, Inc., a Delaware corporation ("TNI"), are the only directly owned
                                         ---
Subsidiaries of the Company. Telemundo Group, Inc., a Delaware corporation ("TGI"), is the only directly owned Subsidiary of Holdings. TNI owns,
  ---
beneficially and of record, all of TNG's Class A Membership Interests, representing 67% of all of TNG's membership interests. Except for its equity interests in Holdings and TNI, the Company does not own any other material assets.

         (d) The Company has made available to the Buyer complete and accurate copies of the Restated Certificate of Incorporation and Amended and Restated By-laws of the Company and the charter, by-laws or other organizational documents of each Significant Subsidiary of the Company, all of which are in full force and effect in accordance with their respective terms. Neither the Company nor any of its Significant Subsidiaries is in material violation of any provision of any such documents.

    3.2 Capitalization.
        --------------

         (a) The authorized capital stock of the Company consists of 80,000,000 shares of capital stock consisting of 50,000,000 shares of Common Stock, 10,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 10,000,000 shares of Company Preferred Stock, of which 90,355 shares have been designated as Series A Convertible Preferred Stock and 19,164 shares have been designated as Series B Convertible Preferred Stock. As of the date hereof, there are (i) no shares of Common Stock outstanding, (ii) 1,026,536 shares of Class A Common Stock outstanding, (iii) 444,861 shares of Class B Common Stock outstanding, (iv) 90,355 shares of Series A Convertible Preferred Stock outstanding (each of which is convertible into one share of Class A Common Stock) and (v) 19,164 shares of Series B Convertible Preferred Stock outstanding (each of which is convertible into one share of Class B Common Stock). Other than as set forth in the immediately preceding sentence, no other shares of Preferred Stock are outstanding. As of the date hereof, 341,700 shares of Company Common Stock were reserved for issuance upon conversion of outstanding Company Preferred Stock and upon exchange of the TNG Interest pursuant to the Exchange Agreement, and no shares of Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, return, redemption or issuance of any shares of the Company Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Stock. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Subsidiary thereof is a party or to which any of them is bound relating to the voting or registration of any shares of capital stock of the Company or capital stock or other equity interests in the Company's Subsidiaries.

(b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity
                                -----
ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All the membership interests in TNG are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity securities of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of such Subsidiary.

    3.3 Authority; No Conflict; Required Filings and Consents.
        -----------------------------------------------------

         (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. At a meeting duly called and held, the Company Board, by the unanimous vote of all directors (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL and the Company's Restated Certificate of Incorporation, (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law (including Section 203 of the DGCL) or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement or the Stockholders' Agreement. Concurrently with the execution of this Agreement, the Company Stockholder Approval has been obtained in accordance with the provisions of the DGCL, the Company's Restated Certificate of Incorporation and the terms of the Company Stockholders Agreement (as defined below). No other corporate proceedings are necessary to authorize the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of this Agreement by S Sub, the Parent, the Buyer and the Acquisition Subsidiary) constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this

Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or the charter, by-laws, or other organizational document of any Significant Subsidiary of the Company, (ii) conflict in any material respect with, or result in any material violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on the Company's or any of its Subsidiaries' material assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their material properties or assets may be bound, or (iii) subject to compliance with the requirements specified in
Section 3.3(c), conflict with or violate in any material respect any material permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their material properties or assets.

         (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality, foreign or domestic (a "Governmental Entity"), is required by or with respect to the Company or any of
 -------------------
its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the applicable requirements of the Communications
              -------
Act of 1934, as amended, and the rules, regulations and policies of the Federal Communications Commission or any successor agency thereto (the "FCC") thereunder
                                                                ---
(collectively, the "Communications Act") (including requirements related to the
                    ------------------
transfer of control of licenses in connection with the operation of the full-power and low-power television stations owned and operated by the Company (the "Stations")), (iii) the filing of the Certificate of Merger with the
      -------
Secretary of State of the State of Delaware and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iv) the filing of such reports, schedules or materials with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange
 ---                                                               --------
Act"), as may be required in connection with this Agreement and the transactions
---
contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities
                              --------------
laws and (vi) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations as (A) may be required as a result of the Company's and its Subsidiaries' operations or assets located or conducted outside of the United States (provided that (x) the failure to file or obtain such consents, licenses, permits, orders, authorizations, filings, approvals, declarations or registrations or (y) the failure of such consents, licenses, permits, orders, authorizations, filings, approvals, declarations or registrations to occur, shall not materially and adversely affect, impede or delay the Company's ability to consummate the Merger and the transactions contemplated hereby in accordance with the terms of this Agreement) or (B) are not material, individually or in the aggregate, to the business and operations of the Company and its Subsidiaries, taken as a whole.

         (d) The affirmative vote (or written consent in lieu thereof) for adoption of this Agreement by (i) the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting as one class, and (ii) each of the Primary Stockholders (as such term is defined in the Amended and Restated Stockholders' Agreement, dated as of May 31, 2001, by and among the Company and the other parties named therein (the "Company Stockholders
                                                            --------------------
Agreement")), is the only vote (which vote is satisfied by the Company
---------
Stockholder Approval) of the holders of any class or series of the Company's capital stock or other securities of the Company necessary to adopt this Agreement and for consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

    3.4 Financial Statements; SEC Filings; Information Provided.
        -------------------------------------------------------

         (a) Section 3.4(a) of the Company Disclosure Schedule sets forth the financial statements of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein (including any related notes and schedules, the "Company Financial Statements"). The Company Financial Statements
                ----------------------------
were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods involved and
  ----
fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of the Company's and its consolidated Subsidiaries' operations and cash flows for the periods indicated, subject to normal and recurring year-end adjustments that were or are not material in nature and, in the case of any interim financial statements, the absence of footnotes. The consolidated balance sheet of the Company as of June 30, 2001 is referred to herein as the "Company Balance Sheet".
               ---------------------

         (b) Section 3.4(b) of the Company Disclosure Schedule sets forth the financial statements of TNG and its consolidated Subsidiaries as of the dates and for the periods indicated therein (including any related notes and schedules, the "Network Financial Statements"). The Network Financial Statements
                ----------------------------
were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved and fairly present in all material respects the consolidated financial position of TNG and its consolidated Subsidiaries as of the dates thereof and the consolidated results of TNG's and its consolidated Subsidiaries' operations and cash flows for the periods indicated, subject to normal and recurring year-end adjustments that were or are not material in nature and, in the case of any interim financial statements, the absence of footnotes. The consolidated balance sheet of TNG as of June 30, 2001 is referred to herein as the "Network Balance Sheet".
                  ---------------------

         (c) Holdings has filed all forms, reports and other documents required to be filed by Holdings with the SEC since December 31, 1998. All such forms, reports and other documents (including those that Holdings may file after the date hereof until the Closing) are referred to herein as the "Holdings SEC
                                                              ------------
Reports." The Holdings SEC Reports (i) were or will be filed on a timely basis,
-------
(ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Holding SEC Reports, and
(iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Holdings SEC Reports or necessary in order to make the statements in such Holdings SEC Reports, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any Subsidiary of the Company, other than Holdings, is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act.

         (d) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Holdings SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC under the Exchange Act and published rules and regulations of the SEC thereunder) and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Holdings and its Subsidiaries as of the dates thereof and the consolidated results of Holdings' and its Subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were or are not material in nature.

    3.5 No Undisclosed Liabilities. Except as disclosed in the Holdings SEC
        --------------------------
Reports, the Company Financial Statements and the Network Financial Statements, and except for liabilities incurred since the date of the Company Balance Sheet or the Network Balance Sheet, respectively, in the ordinary course of business, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, of a nature required to be reflected in, reserved against or otherwise described in financial statements prepared in accordance with GAAP (including the notes thereto, as applicable), and whether due or to become due, except for any liabilities as are not material, individually or in the aggregate, to the business and operations of the Company and its Subsidiaries, taken as a whole. As of the close of business on the business day immediately prior to the date hereof, the principal amount outstanding under the Credit Agreement (as defined below) was $7,000,000.

    3.6 Absence of Certain Changes or Events. Except as disclosed in the
        ------------------------------------
Holdings SEC Reports, the Company and its Subsidiaries have, in all material respects, conducted their respective businesses in the ordinary course of business and there has not been: (i) since December 31, 2000, any event, occurrence or condition (which solely for purposes of determining whether the conditions set forth in Section 8.2(a) have been satisfied shall include matters referred to in clauses (i)-(iii) of Section
3.10 or in the last sentence thereof which arise between the date hereof and the Closing) having or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (ii) since June 30, 2001, any other action or event that would have required the consent of the Buyer pursuant to paragraphs (a) through (w) of Section 6.1 of this Agreement had such action or event occurred after the date of this Agreement. For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse effect on (i) the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement without material delay; provided, however, that for purposes of this Agreement, (A) conditions, events or circumstances generally adversely affecting the United States economy, the United States securities markets or the television broadcast industry, so long as such conditions, events or circumstances do not materially disproportionately affect the Company and its Subsidiaries, taken as a whole; or
(B) conditions, events or circumstances arising out of or attributable to (x) changes in laws, regulations or interpretations thereof by Governmental Entities affecting the broadcasting and/or telecommunications industries, or (y) the entry or creation of any new United States-based Spanish language or Hispanic themed television networks or stations shall, in each case, not be taken into account in determining whether there has been or would be a Company Material Adverse Effect.

    3.7 Taxes.
        -----

         (a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect:

           (i) each of the Company and each of its Subsidiaries has timely filed all Tax Returns that it was required to file (taking into account applicable extensions), and all such Tax Returns were correct and complete; each of the Company and each of its Subsidiaries has paid on a timely basis all Taxes that were due; all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity; the most recent consolidated financial statements contained in the Company Financial Statements and the Network Financial Statements reflect an adequate reserve, in accordance with GAAP, for all unpaid Taxes of the Company and its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements; since the date of such financial statements, the Company has not incurred any Tax liability other than in the ordinary course of business;

           (ii) the federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year ended December 31, 1995; no examination or audit or other administrative or court proceeding with regard to any Tax or any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress nor has the Company or any of its

Subsidiaries been notified in writing that any such audits are pending; no material deficiencies for any Taxes have been proposed, asserted or assessed (in each case, in writing) against the Company or any of its Subsidiaries or TNG or any of its Subsidiaries that have not been fully paid or adequately provided for, in accordance with GAAP, in the appropriate financial statements of the Company and its Subsidiaries or TNG and its Subsidiaries; neither the Company nor any of its Subsidiaries has been informed in writing by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required or may be required to file any Tax Return in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns; neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency and no such written requests for waivers are pending;

           (iii) neither the Company nor any of its Subsidiaries (A) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or any of its Subsidiaries is subject to an election under Section 341(f) of the Code (B) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Law; (C) has received or filed any written requests for rulings or determinations in respect of any Taxes within the last five years; (D) has extended the time within which to file any Tax Return, which Tax Return has since not been filed; or (E) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries or has any knowledge that the Internal Revenue Service has proposed, in writing, any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or its Subsidiaries.

           (iv) the Company has previously delivered to the Buyer copies of all (i) federal, state, local and foreign income and franchise Tax Returns filed by the Company and each of its Subsidiaries for their Taxable years ending on December 31, 1998 and December 31, 1999; and (ii) any audit report issued within the last two years (or otherwise with respect to any audit or investigation in progress) relating to such Tax Returns;

           (v) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due or as to which there is a good faith dispute and for which there is an adequate reserve, in accordance with GAAP, as set forth in the financial statements of the Company;

           (vi) none of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) other than any such agreements solely between or among the Company and its Subsidiaries;

           (vii) No debt obligation incurred in connection with acquisitions consummated after 1994 of either the Company or any of its Subsidiaries constitutes "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

           (viii) no property owned by the Company or any of its Subsidiaries
(i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "Tax exempt use property" within the meaning of
Section 168(h)(1) of the Code; or (iii) is "Tax exempt bond financed property" within the meaning of Section 168(g) of the Code;

           (ix) neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition;

           (x) no Subsidiary of the Company owns any Company Stock;

           (xi) neither the Company nor any of its Subsidiaries has received any private letter rulings from the Internal Revenue Service or comparable rulings from other taxing authorities within the last five years;

           (xii) TNG is, and has been since its inception, properly treated for all federal, state and local income Tax purposes, as a partnership (and not as an entity taxable as a corporation);

           (xiii) except for the group of corporations that includes only the Company and the Subsidiaries, neither the Company nor any Subsidiary has ever been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes or subject to liability for any other corporation's Taxes under Treasury Regulations 1.1502-6 or any analogous or similar state, local or foreign law or regulation;

           (xiv) none of the Company Stockholders nor the S Sub is a foreign person within the meaning of Section 1445 of the Code;

           (xv) Section 3.7(a)(xv) of the Company Disclosure Schedule sets forth, to the knowledge of the Company, (A) each ownership change (within the meaning of Section 382 of the Code and the applicable treasury regulations thereunder) that has occurred since January 1, 1989, and (B) for the ownership changes that occurred on December 30, 1994 and August 12, 1998, the methodology used to calculate such annual limitation; and

           (xvi) to the knowledge of the Company, the aggregate amount of deferred intercompany income or gains (within the meaning of Treas. Reg.ss. 1.1502-13 or any predecessor thereof) that has not been restored of the Company and its Subsidiaries in respect of all transactions occurring subsequent to June 30, 1995 is not greater than $15 million.

         (b) For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other assessments of any kind whatsoever including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll, franchise taxes, license, registration, documentation fees and assessments imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including information returns, documents with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, declaration, statement or other information.

         (c) Neither the Company nor any affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) (an "Affiliate") has taken or
                                                    ---------
agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

    3.8 Intellectual Property.
        ---------------------

         (a) The Company or its Subsidiaries own or have the valid right to use all Intellectual Property (as defined below) material to the Company and its Subsidiaries, taken as a whole, used in or necessary for the conduct of their businesses as currently conducted or, as of the date hereof, proposed by the Company to be conducted, free and clear of all Liens, and the Company has not granted to any third party a license to use the trademarks identified in Section 3.8(a) of the Company Disclosure Schedule or any related logo, except as displayed or embedded as part of video programming licensed for exhibition to third parties or pursuant to the Affiliation Agreements (as defined Section 3.9(b)) or for customary cross-promotional or advertising purposes in the ordinary course of business consistent with past practice.

         (b) (i) All of the registrations relating to Intellectual Property material to the Company and its Subsidiaries, taken as a whole, owned by the Company and its Subsidiaries are subsisting and unexpired, free of all Liens and have not been abandoned; (ii) to the knowledge of the Company, the Company does not infringe the intellectual property rights of any third party in any material respect; (iii) no judgment, decree, injunction, rule or order has been rendered or, to the knowledge of the Company, threatened by any Governmental Entity which would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property material to the Company and its Subsidiaries, taken as a whole, owned by the Company or any such Subsidiary; and (iv) no suit, action or adversarial proceeding is pending or, to the knowledge of the Company, threatened, in each case, that seeks to limit, cancel or question the validity of, or the Company's or any such Subsidiary's rights in and to, any Intellectual Property material to the Company and its Subsidiaries, taken as a whole.

         (c) For purposes of this Agreement, the term "Intellectual Property"
                                                       ---------------------
means all rights, privileges and priorities provided under federal, state and foreign law relating to intellectual property, including without limitation all
(1) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (2) trademarks, service marks, domain names, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (3) patents; (4) registrations, applications, renewals and recordings for any of the foregoing;
(5) licenses or other similar agreements granting the rights to use any of the foregoing; and (6) Proprietary Rights. As used herein, "Proprietary Rights"
                                                        ------------------
means any (i) trade secrets and confidential business information (including ideas, discoveries, processes, concepts, developments, formulas, compositions, designs, methods, schematics, techniques, procedures, technologies, new and useful improvements thereof, know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (ii) moral rights, (iii) copies and tangible embodiments thereof (in whatever form or medium), (iv) the domain names and websites, together with their content, style and layout, including any related rights, data, databases, programming, scripting, coding, software, agreements and rights to links (both to and from the sites) and (v) licenses granting any rights with respect to any of the foregoing.

     3.9 Agreements, Contracts and Commitments.
         -------------------------------------

         (a) The Company has made available to the Buyer true and correct copies of all contracts, agreements and instruments that (i) relate to any joint venture to which the Company or any Subsidiary thereof is a party or by which any of their respective material assets are bound, (ii) in any way restrict the ability of the Company or any affiliate thereof from transacting any line of business, soliciting any clients or employees of any person or otherwise competing in any manner with any person, (iii) are between the Company or any Subsidiary thereof and any Company Stockholder or affiliate thereof or (iv) evidence indebtedness for borrowed money (excluding leases for vehicles) of the Company or any Subsidiary thereof in excess of $100,000 individually or $500,000 in the aggregate (collectively, the "Company Material Contracts"). All Company
                                     --------------------------
Material Contracts (without giving effect to the succeeding sentence) in effect as of the date hereof are listed in Section 3.9(a) of the Company Disclosure Schedule. The Company Material Contracts shall be deemed to include any other contract, agreement or instrument that is material to the business, financial condition or operation of the Company and its Subsidiaries, taken as a whole, true and correct copies of which have been made available to the Buyer by the Company. Each Company Material Contract is in full force and effect, is the valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Company Material Contract is in material breach of or in material default under any Company Material Contract, and, to the Company's knowledge, no event has occurred or is continuing that with notice or lapse of time or both would constitute such a breach or default, nor has such party given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

         (b) The Company has made available to the Buyer true and correct copies of all affiliation agreements of the Company or any of its Subsidiaries pursuant to which third party television broadcast stations have agreed to broadcast the network programming of the Telemundo television network (the "Affiliation
                                                              -----------
Agreements"). Each Affiliation Agreement in effect as of the date hereof is
----------
identified on Section 3.9(b) of the Company Disclosure Schedule. Each of the Affiliation Agreements is in full force and effect, is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. The Company is not and, to the knowledge of the Company, no other party to any Affiliation Agreement is, in material breach or default with respect to its obligations thereunder, and, to the knowledge of the Company, no event has occurred or is continuing that with notice or lapse of time or both would constitute such a breach or default, nor has such party given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

         (c) The Company has made available to the Buyer true and correct copies of all material agreements, and has disclosed in writing the terms of all material arrangements not contained in a written agreement made available to the Buyer, between the Company or any of its Subsidiaries and any third party, pursuant to which (x) the Company or any of its Subsidiaries have licensed or acquired programming or (y) any third party has agreed to produce or co-produce programming (the "Programming Agreements"). Each Programming Agreement in effect
                  ----------------------
as of the date hereof is identified on Section 3.9(c) of the Company Disclosure Schedule. Each of the Programming Agreements is in full force and effect, is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. The Company is not and, to the knowledge of the Company, no other party to any Programming Agreement is, in material breach or default with respect to its obligations thereunder, and, to the knowledge of the Company, no event has occurred or is continuing that with notice or lapse of time or both would constitute such a breach or default, nor has such party given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

         (d) The Company has made available to the Buyer true and complete copies of the employment agreements with any employees (i) involving compensation (whether in the form of base salary, bonus and/or other forms of remuneration or incentives) in excess of $100,000 per year or terms of greater than three years and (ii) entered into since August 1, 2001, each of which is identified in Section 3.9(d) of the Company Disclosure Schedule. Each employment agreement involving compensation (whether in the form of base salary, bonus and/or other forms of remuneration or incentives) in excess of $100,000 per year or terms greater than three years is in full force and effect, is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. Neither the Company nor any relevant Subsidiary is, and to the knowledge of the Company, no other party to any such employment agreement is in material breach or default with respect to its obligations thereunder, no event has occurred or is continuing that with notice or lapse of time or both would constitute such a breach or default, nor has the other party given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

    3.10 Litigation. As of the date hereof, except as disclosed in the
         ----------
Holdings SEC Reports filed prior to the date of this Agreement or as would not, individually or in the aggregate, reasonably be expected to be material to the business or operations of the Company and its Subsidiaries, taken as a whole, there is no (i) employment action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (ii) other action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; or (iii) judgment, order or decree outstanding against the Company or any of its Subsidiaries. As of the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened, that threatens the validity of this Agreement or the transactions contemplated hereby.

    3.11 Environmental Matters. Except for such matters which would not,
         ---------------------
individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect:

         (a) the Company and each of its Subsidiaries has obtained all permits, approvals and authorizations required under Environmental Laws (hereinafter "Environmental Permits"), and is and has been in compliance with all
 ---------------------
requirements under such Environmental Permits and Environmental Laws;

         (b) to the knowledge of the Company, there are no present or past actions or activities, circumstances, conditions, events or incidents, including any use, storage, release, spill or disposal of any Hazardous Substance, or exposure of any persons to any condition, that has or would reasonably be expected to form the basis of any assertion of any claim under Environmental Laws, against the Company or any of its Subsidiaries;

         (c) no Lien has been placed or threatened to be placed upon any of the current or, to the knowledge of the Company, past Company Properties under any Environmental Law;

         (d) there has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to any of the current operations or Company Properties or any other operations or properties or facilities of the Company or its Subsidiaries, now or previously owned or leased by the Company or any of its Subsidiaries, which is in the possession or control of the Company and has not been delivered to the Buyer at least ten (10) days prior to the date hereof;

         (e) no Environmental Law imposes any obligation upon the Company or any Subsidiary thereof arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or transfer any Environmental Permits, any requirement to file any notice or other submission with a Governmental Entity, the placement of any notice, restriction, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree;

         (f) neither the Company nor any of its Subsidiaries has entered into or agreed to, nor does any of them contemplate entering into, any consent decree or order in respect of the business of the Company or its Subsidiaries, or any of the Company Properties, and none of them is subject to any court order relating to compliance with, or addressing the presence of Hazardous Substances under, any Environmental Laws in respect of the business of the Company and its Subsidiaries, or any of the Company Properties;

         (g) no underground storage tanks, asbestos-containing materials or polychlorinated biphenyls are present on the Company Properties in a condition which is not in compliance with applicable Environmental Laws;

         (h) with respect to the Company Properties and any other property formerly owned, used or operated by the Company or any of its Subsidiaries, the Company has neither received nor has knowledge of any basis for (i) any notice, citation, summons, complaint or order from any Governmental Entity alleging a material violation of any Environmental Law, (ii) any notice, citation, summons, complaint or order from any Governmental Entity alleging failure of the business of the Company or its Subsidiaries to obtain any Environmental Permits; and

         (i) in addition, the Company has no knowledge of:

           (i) any violation of or liability under any Environmental Laws or Environmental Permits;

           (ii) as of the date hereof, the institution, pendency or threat of any suit, action, claim or proceeding in connection with any violation or liability under any Environmental Laws or Environmental Permits;

           (iii) any request, claim, suit or requirement seeking payment for, response to, or remediation of Hazardous Substances at or arising from any of the Company Properties, or other properties formerly owned by the Company or its Subsidiaries; or

           (iv) any proposed or draft Environmental Law, which if adopted, would reasonably be expected to have a Company Material Adverse Effect.

         (j) As used in this Agreement:

           (i) "Environmental Laws" shall mean any and all binding and
                ------------------
applicable local, municipal, state, federal or international law, statute, treaty, directive, decision, judgment, award, regulation, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit or similar requirement, approval or standard concerning environmental matters (including clean-up standards and practices), with respect to buildings, equipment, soil, sub-surface strata, air, surface water, or ground water, whether set forth in applicable law or applied in practice to facilities such as those of the Company Properties in the jurisdictions in which the Company Properties are located.

           (ii) "Hazardous Substances" shall mean any and all dangerous
                 --------------------
substances, hazardous substances, toxic substances, radioactive substances, hazardous wastes, special wastes, controlled wastes, oils, petroleum and petroleum products, hazardous chemicals and any other materials which are regulated or defined by applicable laws as harmful to human health or the environment.

    3.12 Employee Benefit Plans.
         ----------------------

         (a) Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including multiemployer plans within the meaning of Section 3(37) of ERISA, stock purchase, stock option, phantom stock, severance, employment, termination, compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, hospitalization, medical, employee loan, educational assistance, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any employee or former employee of the Company or any of its Affiliates, has any present or future right to benefits or under which the Company or any of its Affiliates has any present or future liability. All such plans, agreements, programs, policies and arrangements of the Company shall be collectively referred to as the "Benefit Plans." Section
                                                      -------------
3.12(a) of the Company Disclosure Schedule separately identifies each Benefit Plan which is subject to Title IV of ERISA ("Title IV Plan"), which is a
                                             -------------
multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"),
                                                           ------------------
or which is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple
                                                                    --------
Employer Plan").
-------------

         (b) The Company shall make available or has made available to the Buyer, at the Buyer's request with respect to each Benefit Plan, a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Benefit Plan and all amendments thereto, (ii) any related trust agreement or other funding instrument; (iii) the most recent determination letter, if applicable; (iv) any summary plan description, summary of material modifications and other written communication (or a description of any oral communications) by the Company or its Affiliates to their employees concerning the extent of the benefits provided under a Benefit Plan; and (v) for the most recent year available (w) the Form 5500 and attached schedules, (x) audited financial statements, (y) actuarial valuation reports and (z) attorney's response to an auditor's request for information.

         (c) (i) With respect to each Benefit Plan, such Benefit Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code (including rules and regulations thereunder), and other applicable laws, rules and regulations, and neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any "party in interest" or "disqualified person" with respect to the Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) each Benefit Plan and its related trust which are intended to be qualified within the meaning of Sections 401(a) and 501(a), respectively, of the Code are so qualified and have received a favorable determination letter as to their respective qualification, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification or the imposition of any liability, penalty or tax under ERISA or the Code; (iii) to the knowledge of the Company, no event has occurred and no condition exists that would subject the Company either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or relating to the Benefit Plans and to the knowledge of the Company, no facts exist which could give rise to any such actions, suits, or claims (v) to the knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan; (vi) no individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Benefit Plan; and (vii) there are no audits or proceedings initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the Internal Revenue Service or United States Department of Labor with respect to any Benefit Plan.

         (d) All liabilities or expenses of any Benefit Plan (including workers compensation) which have not been paid, have been properly accrued on the Company's or its Subsidiaries' most recent financial statements in compliance with GAAP.

         (e) None of the Company or any member of its Controlled Group has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan. The Buyer will not have
(i) any obligation to make any contribution to any Multiemployer Plan or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had but for the transaction contemplated by this Agreement, including any withdrawal liability were Buyer to withdraw partially or completely from such Multiemployer Plan.

         (f) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the Company Balance Sheet on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Benefit Plans subject to Section 412 of the Code.

         (g) There is no "amount of unfunded benefit liabilities" as defined in
Section 4001(a)(18) of ERISA in any of the respective Title IV Plans based on the assumptions used to fund such plans.

         (h) There has been no "reportable event" as that term is defined in
Section 4043 of ERISA and the regulations thereunder with respect to the Title IV Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

         (i) Neither the Company nor any member of its Controlled Group has terminated any Title IV Plan, or incurred any outstanding liability under
Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans have been paid.

         (j) Neither the Company nor any member of its Controlled Group nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

         (k) There is no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Benefit Plans.

         (l) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Benefit Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

         (m) All amendments and actions required to bring the Benefit Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

         (n) Any bonding required with respect to the Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

         (o) None of the Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the
                                         -----
participant or the participant's beneficiary. Each of the Company and any member of its Controlled Group which maintains a "group health plan" within the meaning
Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

         (p) No liability under any Benefit Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

         (q) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of the Company or any of its Affiliates; (ii) increase any benefits otherwise payable under any Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. Upon payment of the amounts payable pursuant to the employment agreements disclosed in Section 3.12(q) of the Company Disclosure Schedule (collectively, the "Payments") to the individuals named therein and provided the employment agreements entered into between the Buyer and each of such individuals shall be in effect as of the Closing Date, each employment agreement disclosed in clause (A) of Section 3.12(q) of the Company Disclosure Schedule (collectively, the "Terminated Agreements") shall terminate in full on the Closing Date and the Company, its Subsidiaries, the Buyer, the Parent and each of their respective officers, directors and shareholders shall have no further obligations under any such Terminated Agreements. Other than the Payments disclosed in clause (B) of
Section 3.12(q) of the Company Disclosure Schedule, there is no other payment owed to any former, present or future employee, officer or director of the Company or any of its Subsidiaries in connection with, relating to or arising from the consummation of the transactions contemplated hereby.

         (r) Neither the Company nor any of its Subsidiaries has any contract, plan or commitment, whether legally binding or not, to create any additional Benefit Plan or to modify any existing Benefit Plan.

         (s) No stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Benefit Plan.

         (t) No material Benefit Plan covers employees outside of the United States or Puerto Rico.

         (u) For purposes of this Section 3.12, TNG shall be deemed an Affiliate of the Company and a member of the Controlled Group of the Company.

         (v) With respect to each Benefit Plan that covers employees outside of the United States ("Foreign Plan"):

           (i) all employer and employee contributions to each Foreign Benefit required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

           (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

           (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

         (w) The only Company Stockholders the stock of which is readily tradeable on an established securities market or otherwise within the meaning of Q&A-6 of Section 1.280G-1 of the proposed Treasury Regulations ("Publicly
                                                                 --------
Traded") are the parent of S Sub and Sony Pictures Entertainment Inc. ("Sony
------                                                                  ----
Pictures"), Sony Corporation, and the parent of Liberty Telemundo Net, Inc.,
--------
Liberty Media Corporation ("Liberty"). Neither the Company Stock owned or
                            -------
beneficially owned by Sony Pictures nor the Company Stock beneficially owned by Liberty constitutes one-third or more of the total fair market value of all of the assets of either Sony Pictures or Liberty. The Company is not a member of an affiliated group (which group is treated as one corporation under Q&A-46 of Section 1.280G-1 of the proposed Treasury regulations) with respect to which any member of such group is Publicly Traded.

    3.13 Compliance with Laws. Except as would not reasonably be expected
         --------------------
to have a material impact on the Company, its Subsidiaries and their respective operations, taken as a whole, the Company and each of its Subsidiaries have complied in all respects with, are not in violation of, and have not received any notice alleging any violation with respect to, any applicable provisions of any foreign, federal, state or local statute, law or regulation applicable to the conduct of its business, or the ownership or operation of its properties or assets.

    3.14 FCC Licenses and Other Regulatory Matters.
         -----------------------------------------

         (a) The Company and each of its Subsidiaries have all material permits, licenses, permissions, franchises, and amendments thereto, from Governmental Entities (including those required under the Communications Act, the "FCC
                                                                      ---
Licenses") necessary for the ownership, lease and operation of their respective
--------
material properties and assets and the conduct of their businesses (the "Company
                                                                         -------
Licenses"). The FCC Licenses in effect as of the date hereof are identified in
--------
Section 3.14 of the Company Disclosure Schedule. Except for failures to comply that are not material, individually or in the aggregate, (i) the Company Licenses are in full force and effect and the Company has filed all reports, notifications and filings with the FCC necessary to maintain all FCC Licenses in full force and effect and (ii) the Company and each of its Subsidiaries are in compliance with the terms of the Company Licenses. With respect to each Station, each of the Company and its Subsidiaries, during the period of ownership of such Station by the Company or the applicable Subsidiary, in accordance with Section
76.64 of the FCC Rules (47 C.F.R. Section 76.64), has made the required election between retransmission consent or must carry status with respect to each multi-channel video programming distributor serving all or any part of the television market (as defined by the FCC) of such Station.

         (b) No application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the Company's knowledge, threatened that seeks or is reasonably likely to result in (i) the denial of an application for renewal of a FCC License, (ii) the revocation, adverse modification, non-renewal or suspension of any of the FCC Licenses, (iii) the issuance of a material cease-and-desist order, or (iv) the imposition of any material administrative or judicial sanction with respect to any of the Stations.

         (c) The Stations, their respective physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in compliance with the applicable FCC Licenses and the requirements of the Communications Act in all material respects. The Company and the Stations are in compliance, in all material respects, with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of the antenna structures owned or used by the Company or any of its Subsidiaries.

    3.15 Labor Matters.
         -------------

         (a) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no pending or, to the Company's knowledge, threatened (i) labor strike, or (ii) material arbitration, grievance, unfair labor practice charge or complaint, dispute, strike, picketing, walkout, work stoppage, slow-down, other job action, lockout or organizational effort involving the Company or any of its Subsidiaries.

         (b) There are no material complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of any individual in connection with its business, including ERISA, the Civil Rights laws, Americans with Disabilities Act, Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), Pregnancy Discrimination Act, Equal Pay Act, Fair Labor Standards Act, Worker Adjustment and Retraining Notification Act, and Family and Medical Leave Act, and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

         (c) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations and orders relating to the employment of labor, including all such applicable laws, rules, regulations and orders relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or Social Security taxes and similar Taxes. There has been no "mass layoff" or plant closing" as defined by the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN") within the six (6) months prior to the Closing.

    3.16 Insurance. Each of the Company and its Subsidiaries maintains
         ---------
insurance policies (the "Insurance Policies") with insurance carriers believed
                         ------------------
by the Company to be reputable against all risks of a character and in such amounts, in all material respects, as are usually insured against by similarly situated companies in the same or similar businesses. Each material Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Company or any of its Subsidiaries is in default with respect to any material provision of any such Insurance Policy. As of the date hereof, the Company has sufficient access to replacement insurance coverage such that, in the event of the cancellation or non-renewal of any given Insurance Policy, the Company would reasonably be expected to be able to maintain insurance coverage on terms and in amounts comparable in all material respects to its current insurance coverage under the Insurance Policies in effect as of the date hereof.

    3.17 Transactions with Affiliates. Except as disclosed in the Holdings
         ----------------------------
SEC Reports, there are no transactions and agreements and, except for any such arrangements or understandings that, individually or in the aggregate, are not material to the Company and its Subsidiaries or that will not continue following the Closing and as to which none of the Company or any of its Subsidiaries shall have any liability or other obligations following the Closing, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof (including any Company Stockholder), but not including any wholly owned Subsidiary of the Company or TNG, on the other hand, other than employment or other compensation arrangements relating to employees of the Company or its Subsidiaries.

    3.18 Section 203 of the DGCL Not Applicable. The Company Board has
         --------------------------------------
taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, the Stockholders' Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholders' Agreement.

    3.19 Real Property.
         -------------

         (a) (i) Section 3.19(a)(i) of the Company Disclosure Schedule sets forth a complete list of all real property owned by the Company or its Subsidiaries as of the date hereof (individually, an "Owned Property" and
                                                      --------------
collectively, the "Owned Properties") as well as all contracts, agreements or
                   ----------------
options to acquire other real property, or to sell or lease owned property, in each case binding on the Company or any of its Subsidiaries, and (ii) Section 3.19(a)(ii) of the Company Disclosure Schedule sets forth a complete list of all real property leased, subleased, or otherwise occupied or used by the Company and its Subsidiaries as lessee (individually, a "Leased Property" and
                                                 ---------------
collectively, the "Leased Properties"). The Leased Properties, together with the
                   -----------------
Owned Properties, being referred to herein individually as a "Company Property"
                                                              ----------------
and collectively as the "Company Properties". Section 3.19(a)(ii) of the Company
                         ------------------
Disclosure Schedule sets forth a complete list of all leases and subleases granting to any person (other than the Company or its Subsidiaries) any right to occupy or use the Company Properties or any portion thereof (individually, a "Space Lease" and collectively, the "Space Leases").
 -----------                         ------------

         (b) Owned Properties. The Company and its Subsidiaries have good,
             ----------------
indefeasible, marketable and insurable fee simple title to all Owned Properties and all buildings, structures and other improvements located thereon, free and clear of all Liens, other than the following permitted Liens ("Permitted
                                                               ---------
Liens"):
-----

           (i) Any Lien reflected (A) on the Company's and its Subsidiaries' title reports and (B) in Section 3.19(b) of the Company Disclosure Schedule;

           (ii) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Company;

           (iii) Liens arising under the Credit Agreement (as defined in Section 6.1(b));

           (iv) with respect to real property, any Lien, encumbrance or other title defect which is not in a liquidated amount (whether material or immaterial) and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used);

           (v) rights of tenants arising under the Space Leases; and

           (vi) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings.

         (c) Real Property Leases.
             --------------------

           (i) Either the Company or its Subsidiaries have valid, binding and enforceable leasehold interests in and to the Leased Properties and all improvements demised pursuant to the leases, licenses and occupancy agreements listed in Section 3.19(a)(ii) of the Company Disclosure Schedule (each, a "Real
                                                                           ----
Property Lease" and collectively, the "Real Property Leases").
--------------                         --------------------

           (ii) Each of the Real Property Leases is in full force and effect; the Company or a Subsidiary thereof holds a valid leasehold interest in, and actual and exclusive possession of, the Leased Properties subject thereto, free and clear of all Liens of any nature whatsoever, except Permitted Liens.

           (iii) Neither the Company nor any of its Subsidiaries has received any notification that it is in default with respect to any Real Property Leases which default remains uncured.

           (iv) To the Company's knowledge, the Company and its Subsidiaries are not in material breach or default in respect of, any Real Property Lease, and no event has occurred which, with due notice or lapse of time or both, could constitute such a material breach or default, except for such obligations, the non-performance of which, and such breaches or defaults, the existence of which, in each case, would not result in a termination or cancellation of any Real Property Lease.

         (d) Space Leases.
             ------------

           (i) The Company has heretofore delivered to Buyer true, correct and complete copies of all Space Leases.

           (ii) Each Space Lease is valid, binding and in full force and effect.

         (e) All of the buildings, fixtures and improvements included on or in the Company Properties and owned or leased by the Company and its Subsidiaries are in satisfactory condition and repair for the continued use of the Company Properties in the ordinary course of business consistent with past practices.

         (f) To the Company's knowledge and without inquiry (i) all certificates of occupancy necessary for the current use and operation of each Company Property have been issued and are in full force and effect, and (ii) the use of the Company Properties is in conformity with such certificates of occupancy in all material respects.

         (g) There does not exist any actual or, to the knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any material part thereof.

         (h) Neither the Company nor any of its Subsidiaries holds a contractual right to purchase or acquire any material real estate interest and no person or entity has any option, right of first refusal or other contractual right to acquire title to the Company Properties or any portion thereof or interest therein.

         (i) To the Company's knowledge, the current use and occupancy of the Company Properties and the improvements located thereon are not in violation of any material recorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Company Properties.

         (j) To the Company's knowledge, each improvement located on the Company Properties which is material to its operation has sufficient access to public roads directly or by means of a valid private easement.

         (k) All water, gas and other utilities are sufficient to enable the Company Properties to continue to be used and operated in the ordinary course of business consistent with past practices. With respect to the Owned Properties, said utilities either enter the premises through adjoining public streets or, if they pass through adjoining private land, do so in accordance with legal, valid and enforceable permanent public or private easements which will inure to the benefit of the Buyer, its successors and assigns.

    3.20 Tangible Personal Property. Except as would not materially impair
         --------------------------
the Company and its operations or the operations of its Subsidiaries, the machinery, equipment, furniture, fixtures and other tangible personal property (the "Tangible Personal Property") owned, leased or used by the Company or any of its Subsidiaries is in the aggregate sufficient and adequate to carry on their respective businesses in all material respects as presently conducted and is, in the aggregate and in all material respects, in good operating condition and repair, normal wear and tear excepted. The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the Tangible Personal Property material to the Company and its Subsidiaries, taken as a whole.

    3.21 Corporate Records. The minute books (or comparable records) of the
         -----------------
Company and each of its Significant Subsidiaries heretofore have been made available to the Buyer for its inspection and contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors (or the equivalent thereof) and shareholders (or equivalent thereof) of the Company and its Subsidiaries since January 1, 1998.

    3.22 Brokers. No agent, broker, investment banker, financial advisor or
         -------
other firm, or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except for any person identified in Section 3.22 of the Company Disclosure Schedule, whose fees and expenses shall be paid by the Company.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF S SUB

                  Except as set forth in the disclosure schedule delivered by S Sub to the Buyer and the Acquisition Subsidiary on or before the date of this Agreement (the "S Sub Disclosure Schedule"), which exceptions shall make
                -------------------------
specific reference to the Section of this Agreement to which they relate, S Sub represents and warrants to the Buyer and the Acquisition Subsidiary as follows:

    4.1 Organization, Standing and Power, Subsidiaries.
        ----------------------------------------------

         (a) S Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, as would not reasonably be expected to be material to the business and operations of S Sub.

         (b) Except for S Sub's equity interest in TNG and in the Company, S Sub does not directly or indirectly own any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

         (c) S Sub owns, beneficially and of record, all of TNG's Class B Membership Interests, representing 33% of all of TNG's membership interests. Except for its equity interests in TNG and its equity interests in the Company, S Sub does not own any other material assets.

    4.2 Title. S Sub directly owns 33% of the membership interests in TNG,
        -----
free and clear of all Liens. S Sub does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, return, redemption or issuance of any shares of its common stock or any other equity securities of S Sub or any securities representing the right to purchase or otherwise receive any of its equity securities.

    4.3 Authority; No Conflict; Required Filings and Consents.
        -----------------------------------------------------

         (a) S Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this

Agreement. Without limiting the generality of the foregoing, the board of directors of S Sub (the "S Sub Board"), by written consent of the S Sub Board,
                         -----------
approved this Agreement and the consummation of the S Sub Transaction and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by S Sub have been duly authorized by all necessary corporate or other action on the part of S Sub, and no other corporate or stockholder proceedings on the part of S Sub are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by S Sub and (assuming due authorization, execution and delivery of this Agreement by the Company, the Parent, the Buyer and the Acquisition Subsidiary) constitutes the legal, valid and binding obligation of S Sub, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (b) The execution and delivery of this Agreement by S Sub do not, and the consummation by S Sub of the transactions contemplated by this Agreement will not, (i) conflict in any material respect with, or result in any material violation or breach of, any provision of the Certificate of Incorporation or By-laws of S Sub, (ii) conflict in any material respect with, or result in any material violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on S Sub's material assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement or instrument to which the S Sub is a party or by which it or any of its material properties or assets may be bound, or (iii) subject to compliance with the requirements specified in Section 4.3(c), conflict with or violate in any material respect any material permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to S Sub or any of its material properties or assets.

         (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to S Sub in connection with the execution and delivery of this Agreement by S Sub or the consummation by S Sub of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act, (ii) the applicable requirements of the Communications Act, (iii) the filings of such reports, schedules or materials with the SEC under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Act and applicable state securities laws, and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations as are not material, individually or in the aggregate, to the business and operations of S Sub.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT,
                    THE BUYER AND THE ACQUISITION SUBSIDIARY

    Except as set forth in the disclosure schedule delivered by the Buyer and the Acquisition Subsidiary to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"), Parent, the Buyer and the
                -------------------------
Acquisition Subsidiary represent and warrant to the Company as follows:

    5.1 Organization, Standing and Power. Each of Parent, the Buyer, and
        --------------------------------
the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, as would not reasonably be expected to be material to the business and operations of Parent, the Buyer and their respective Subsidiaries, taken as a whole, and to the ability of Parent, the Buyer and the Acquisition Subsidiary to perform its obligations hereunder.

     5.2 Authority; No Conflict; Required Filings and Consents.
         -----------------------------------------------------

         (a) Each of Parent, the Buyer and the Acquisition Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent, the Buyer and the Acquisition Subsidiary have been duly authorized by all necessary corporate or other action on the part of each of Parent, the Buyer and the Acquisition Subsidiary (including the approval of the Merger by Parent in its capacity as the sole stockholder of the Acquisition Subsidiary), and no other corporate or stockholder proceedings on the part of Parent, the Buyer or the Acquisition Subsidiary are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent, the Buyer and the Acquisition Subsidiary and (assuming due authorization, execution and delivery of this Agreement by the Company and S Sub) constitutes the legal, valid and binding obligation of each of Parent, the Buyer and the Acquisition Subsidiary, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (b) The execution and delivery of this Agreement by each of Parent, the Buyer and the Acquisition Subsidiary do not, and the consummation by Parent, the Buyer and the Acquisition Subsidiary of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the

Certificate of Incorporation or By-laws of Parent, the Buyer or the Acquisition Subsidiary, (ii) conflict in any material respect with, or result in any material violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on Parent's, the Buyer's, or the Acquisition Subsidiary's material assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement or instrument to which Parent, the Buyer, or the Acquisition Subsidiary is a party or by which any of them or any of their material properties or assets may be bound, or (iii) subject to compliance with the requirements specified in Section 5.3(c), conflict with or violate in any material respect, any material permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, the Buyer, or the Acquisition Subsidiary or any of its or their material properties or assets.

         (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Parent, the Buyer, or the Acquisition Subsidiary or other Subsidiary of the Buyer in connection with the execution and delivery of this Agreement by Parent, the Buyer or the Acquisition Subsidiary or the consummation by the Parent, the Buyer or the Acquisition Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act, (ii) the applicable requirements of the Communications Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iv) the filings of such reports, schedules or materials with the SEC under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Act and applicable state securities laws, (vi) any consents, authorizations, approvals, filings or exemptions required by the rules of the NYSE with respect to the shares of Parent Common Stock issuable in connection with the Merger and (vii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations as (A) may be required as a result of the Company's and its Subsidiaries' operations or assets located or conducted outside of the United States (provided that (x) the failure to file or obtain such consents, licenses, permits, orders, authorizations, filings, approvals, declarations or registrations or (y) the failure of such consents, licenses, permits, orders, authorizations, filings, approvals, declarations or registrations to occur, shall not materially and adversely affect, impede or delay Parent's, the Buyer's or the Acquisition Subsidiary's ability to consummate the Merger and the transactions contemplated hereby in accordance with the terms of this Agreement) or (B) are not material, individually or in the aggregate, to the business and operations of the Parent and its Subsidiaries, taken as a whole.

    5.3 SEC Filings. The Parent has filed all registration statements,
        -----------
forms, reports and other documents required to be filed by the Parent with the SEC since December 31, 1998. All such registration statements, forms, reports and other documents

(including those that the Parent may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." The Parent SEC
                                        ------------------
Reports (i) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading.

    5.4 Tax Matters. Neither the Parent nor any of its Affiliates has taken
        -----------
or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

    5.5 Parent Common Stock. All shares of Parent Common Stock issuable
        -------------------
pursuant to Sections 2.1(b), 2.1(c), 2.1(d) and 2.3 in connection with the Merger, when issued on the terms and subject to the conditions set forth in this Agreement, (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Business Corporation Law of the State of New York, the Parent's Certificate of Incorporation or By-laws or any agreement to which the Parent is a party or is otherwise bound and (ii) will be free and clear of any Liens.

    5.6 FCC Qualifications. The Buyer and the Acquisition Subsidiary are,
        ------------------
for purposes of obtaining the FCC Order, legally, technically, financially and otherwise qualified under the Communications Act to acquire control of the Company and its Subsidiaries, and the Buyer and the Acquisition Subsidiary are not aware of any facts or circumstances related to either of them that are likely to prevent issuance of the FCC Order. The Buyer's equity ownership is structured as described in Section 5.6 of the Buyer Disclosure Schedule. Except for the waiver to be sought pursuant to the FCC Waiver Request, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the FCC Order, nor will processing pursuant to any exception to any rule of general applicability be requested or required in connection with the consummation of the Merger and the other transactions contemplated hereby. For purposes of this Agreement, the term "FCC Order" shall mean an order or decision of the FCC which
                     ---------
grants all consents or approvals required under the Communications Act for the transfer of control of all FCC Licenses held by the Company to the Buyer or Acquisition Subsidiary and the consummation of the Merger and the other transactions contemplated hereby, with no material adverse condition (except for the requirement of the divestiture of KWHY-TV or KVEA-TV) as to which (x) no appeal or request for reconsideration of such order is pending, and (y) there is no reasonable likelihood that any appeal or request for reconsideration of such order would result in recision of such order, in each case, irrespective of whether the time for filing any such appeal or request for reconsideration or review, or for any sua sponte action by the FCC with similar effect, has expired.

    5.7 Compliance with Laws. As of the date hereof, the Buyer and each of
        --------------------
its Subsidiaries have complied with in all material respects, are not in material violation of, and have not received any notice alleging any material violation with respect to, any applicable provisions of any foreign, federal, state or local statute, law or regulation applicable to the conduct of its business, or the ownership or operation of its properties or assets (including Environmental Laws), except for such failures to comply, violations and notices as would not reasonably be expected to hinder, delay or impede the Closing.

    5.8 Operations of the Acquisition Subsidiary. The Acquisition
        ----------------------------------------
Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted and will conduct (through and including the Effective Time) its operations only as contemplated by this Agreement.

    5.9 Brokers. No agent, broker, investment banker, financial advisor or
        -------
other firm, or person is or shall be entitled, as a result of any action, agreement or commitment of the Buyer or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                   COVENANTS

    6.1 Conduct of Business. Except as expressly provided herein or as
        -------------------
consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business, in all material respects, in the ordinary course of business and use commercially reasonable efforts, consistent with past practices, to maintain and preserve its and each Subsidiary's business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as expressly set forth in Section 6.1 of the Company Disclosure Schedule and the Approved Budget (as defined below), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer:

         (a) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Subsidiary of the Company); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (other than the acquisition of shares of Company Preferred Stock or any interest in TNG upon exercise of rights or conversion or exchange of such shares or interest for Company Common Stock in accordance with their present terms);

         (b) other than the pledges of and grants of security interests in the interests, rights and other collateral required pursuant to the terms of the Amended and Restated Credit Agreement, dated as of June 1, 2001, among TGI, as borrower, Holdings, as guarantor, and the lenders named therein, among others (the "Credit Agreement"), issue, deliver, sell, grant, pledge or otherwise
      ----------------
dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon exercise of rights or conversion or exchange of convertible or exchangeable securities outstanding on the date of this Agreement in accordance with their present terms);

         (c) amend, restate, supplement or otherwise modify its certificate of incorporation, by-laws or other comparable charter or organizational documents (including the Company Stockholders Agreement but only (i) to the extent that such action would adversely affect the Buyer and (ii) if the Company shall provide the Buyer with prompt notice thereof), except as expressly provided by this Agreement;

         (d) acquire assets (including by merger, consolidation or acquisition of stock or assets), or otherwise make any investment in any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, except, subject to clause (e) below, acquisitions or investments (i) made in the ordinary course of business, that do not involve amounts or consideration in excess of $300,000 individually or $1,000,000 in the aggregate for any 12 month period or (ii) that are otherwise expressly permitted under this Section 6.1;

         (e) acquire (and cause the executive officers of the Company and its Subsidiaries not to acquire) (including by merger, consolidation or acquisition of stock or assets), a television station or any "attributable interest";

         (f) except for the sale or licensing of intellectual property, programming or other similar rights (i) in the ordinary course of business, (ii) permitted under paragraphs (g) and (h) of this Section 6.1 or (iii) the pledges and security interests permitted under paragraph (b) hereof, sell, lease, license, pledge, encumber, mortgage, dispose of or otherwise transfer any assets (including any intellectual property, contracts or stock of the Company's Subsidiaries) material to the Company and its Subsidiaries, taken as a whole, other than Permitted Liens;

         (g) enter into any production or co-production agreements or agreements for the acquisition or licensing of programming other than production or co-production agreements or programming licenses entered into in the ordinary course of business consistent with past practice that (i) involve amounts not in excess of $500,000 individually or terms greater than two years or (ii) can be terminated by the Company or any Subsidiary within 30 days;

         (h) enter into any new local marketing, joint marketing or similar agreements or any television station, cable, satellite or other affiliation agreements, in the case of (i) television station Affiliation Agreements, (A) with any television broadcast station located in any (x) of the top 30 markets (based on the size of the Spanish speaking population in each such market) of the Company and its Subsidiaries, taken as a whole, or (y) city where the Buyer or any of its Subsidiaries owns a television broadcast station or (B) involving annual compensation in excess of $300,000, and (ii) cable or satellite carriage agreements, involving up front or launch payments, or, except in the ordinary course of business consistent with past practice, modify or amend any such existing agreements on terms materially less favorable to the Company than such existing agreements;

         (i) (A) incur or become liable with respect to any indebtedness or guarantee of any indebtedness for borrowed money or issue any debt securities, in each case other than (i) indebtedness incurred under Section 7.12, (ii) intercompany payables and receivables involving only the Company and its Subsidiaries, (iii) intercompany debt involving only the Company and its Subsidiaries and (iv) principal amounts outstanding under the revolving loan portion of the Credit Agreement up to $32 million outstanding at any one time,
(B) other than in the ordinary course of business, consistent with past practice, pay, discharge or satisfy any material liabilities or obligations (absolute, accrued, contingent or otherwise) before they are due, or (C) fail to pay accounts payable in accordance with their terms;

         (j) make any changes in tax or financial accounting methods or practices, except insofar as may have been required by a change in GAAP;

         (k) except in the ordinary course of business consistent with past practice, enter into any infomercial or similar paid programming agreements or any agreements granting any person the right to program any block of network or local time, in each case, unless terminable without material penalty at the Company's discretion upon not more than 30 days' notice;

         (l) modify, amend or terminate in a material and adverse manner any material contract or agreement to which the Company or any of its Subsidiaries is party, or waive, release or assign any material rights or claims in an adverse manner;

         (m) except as otherwise expressly permitted under this Agreement and except for contracts or agreements entered into in the ordinary course of business consistent with past practice having a term of up to one year and not involving amounts in excess of $300,000 individually, enter into any contract or agreement that cannot be terminated without material penalty by the Company or any Subsidiary within 30 days;

         (n) (i) except as required pursuant to the current terms of existing contracts, increase the compensation (whether in the form of base salary, bonus and/or other forms of remuneration or incentives) payable or to become payable to the Company's or any of its Subsidiaries' officers, employees or talent (A) having (prior to giving effect to such increase) compensation (whether in the form of base salary, bonus and/or other forms of remuneration or incentives) in excess of $100,000 individually or (B) having a term greater than one year (without giving effect to any Company or Subsidiary option to renew or extend);
(ii) enter into, amend or waive any material term of any employment, consulting, severance or salary continuation agreement with any employee, officer, director or talent (A) involving compensation (whether in the form of base salary, bonus and/or other forms of remuneration or incentives) in excess of $100,000 individually or (B) having a term greater than one year (without giving effect to any Company or Subsidiary option to renew or extend); (iii) grant any severance or termination pay to any former, present or future director, officer, employee or talent inconsistent with existing written Company policy or his or her written employment agreement or arrangements; or (iv) establish, adopt, enter into, terminate, withdraw from or amend, in any material respect, or take any action to accelerate, any rights or benefits under any collective bargaining agreement or Benefit Plan;

         (o) initiate (the Buyer not to unreasonably withhold, condition or delay if consent to such initiation), or compromise or settle in a materially adverse manner, any litigation or arbitration proceeding material to the Company and its Subsidiaries, taken as a whole;

         (p) make or revoke any Tax election, amend any Tax Return or file any refund claim or settle or compromise any material Tax liability or change (or make a request to any taxing authority to change) any material aspects of its method of accounting for Tax purposes;

         (q) enter into or acquire any line of business not conducted in any material respect by the Company and its Subsidiaries on the date hereof;

         (r) except for programming agreements and broadcasting equipment purchase agreements entered into in the ordinary course of business and on an arm's length basis and subject to Section 6.1(g), enter into any transaction, agreement, arrangement or understanding with any Affiliates (other than wholly owned Subsidiaries of the Company and TNG but including any Company Stockholder);

         (s) take any action (including action otherwise permitted in this Section 6.1) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

         (t) carry out (or enter into a plan for) its liquidation or dissolution;

         (u) take any action or omit to take any action (including action otherwise permitted in this Section 6.1) (A) for the purpose of directly or indirectly, preventing, materially delaying or materially impeding, or (B) that would reasonably be expected to prevent, materially delay or materially impede, the consummation of the Merger and the other transactions contemplated by this Agreement;

         (v) permit or cause any of its Subsidiaries to do any of the foregoing or agree or commit to any of the foregoing; or

         (w) directly or indirectly authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty of the Company in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VIII hereof.

    Set forth in Section 6.1 of the Buyer Disclosure Schedule is the identity of two senior officers of the Buyer to whom the Company may communicate and with whom the Company may discuss any requests by the Company for Buyer's consent to take actions not otherwise permitted under this Section 6.1, and Buyer shall cause such officers to take all reasonable action to enable Buyer to respond to the Company's requests as soon as reasonably practicable.

    For purposes of this Section 6.1, the term "Approved Budget" shall mean
                                                     ---------------
(x) for the calendar year 2001 a capital expense budget for the remainder of the 2001 fiscal year, which budget shall be delivered to Buyer within two weeks of date hereof and shall be subject to the Buyer's approval, and (y) for calendar year 2002, the Company's capital expense budget for the 2002 fiscal year, which budget shall be delivered to Buyer prior to December 1, 2001 and shall be subject to the Buyer's approval; and for calendar year 2003, if necessary, the Company's capital expense budget for the 2003 fiscal year, which budget shall be delivered to Buyer prior to December 1, 2002 and shall be subject to the Buyer's approval. It is the intention of the parties that the Approved Budget shall be generally consistent with the Company's capital expense budget for the year 2001 previously provided to the Buyer.

    6.2 Certain Covenants of the Parent and Buyer. During the period from
        -----------------------------------------
the date of this Agreement to the Effective Time, each of the Parent and the Buyer shall not:

         (a) carry out (or enter into a plan for) any liquidation or dissolution of the Buyer or the Acquisition Subsidiary; and

         (b) take any action (including action otherwise permitted in this Section 6.2) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    6.3 Confidentiality. Each party agrees to, and shall cause its
        ---------------
officers, directors, employees, accountants, consultants, legal counsel, investment bankers, agents and other representatives (collectively, "Representatives") to: (i) treat and hold as confidential all information
 ---------------
relating to the other party and its Subsidiaries, (ii) in the event that a party or any of its Representatives becomes legally compelled to disclose any such information, provide the other party with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with the requirements of this Section 6.3, and (iii) in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this Section 6.3, furnish only that portion of such confidential information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this
                                             --------  -------
sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by a party or any of its Representatives. The parties agree and acknowledge that remedies at law for any breach of their obligations under this Section 6.3 are inadequate and that in addition thereto such parties shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any such breach.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

    7.1 Access to Information.
        ---------------------

         (a) The Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable advance notice, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records (including Tax workpapers and all other Tax-related documents, whether prepared internally or by outside advisors) and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish or make available to the Buyer (at such time as it would otherwise become available in the ordinary course of business) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information which is nonpublic in confidence in accordance with Section 6.3. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger. For purposes of this Agreement, the only information deemed to be disclosed to the Buyer and the Acquisition Subsidiary shall be the information disclosed herein and on the Company Disclosure Schedule and the S Sub Disclosure Schedule, and no other information learned by or provided to the Buyer or the Acquisition Subsidiary that is not included herein or on the Company Disclosure Schedule or the S Sub Disclosure shall be deemed disclosed to the Buyer and the Acquisition Subsidiary for purposes of the representations and warranties of the Company and S Sub contained in this Agreement.

         (b) Notwithstanding anything to the contrary in this Section 7.1, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment or decree, or, in the event of any litigation or threatened litigation between the parties over the terms of this Agreement, where such access to information may be adverse to the interests of such party.

    7.2 Reports. During the period prior to the Effective Time, the Company
        -------
shall provide to the Buyer in writing (i) on a weekly basis, the Company's pacing reports (for each station individually and for the network), status of the Company's up-front and ratings reports; (ii) within 30 days after the end of each calendar month, profit and loss statements of the Company and TNG as of and for the period ending on the last day of the immediately preceding calendar month; (iii) on a monthly basis, programming updates; (iv) within 45 days after the end of each fiscal quarter, headcount reports and a description of capital expenditures (including the status of the Company's digital buildout), the balance sheet, the profit and loss statement and the statements of cash flow of the Company and TNG; (v) any and all reports or presentations promptly after being furnished to the Company's board of directors or stockholders; and (vi) a periodic report of the Company's progress in collecting insurance proceeds claimed by the Company in connection with the destruction of the World Trade Center on September 11, 2001.

    7.3 Legal Conditions to the Merger.
        ------------------------------

         (a) Subject to the terms hereof, including Sections 7.3(b), 7.3(c) and 7.3(d), the Company and the Buyer shall each use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as reasonably practicable, but in any event before the Outside Date (as defined in Section 9.1(b)), including to: (i) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the FCC Order), (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Communications Act (as more fully described in Section 7.3(c)), (B) the HSR Act and any related governmental request thereunder (as more fully described in Section 7.3(b)), (C) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (D) any other applicable law (domestic or foreign), (iii) use commercially reasonable efforts in the defense of any threatened or pending lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) execute or deliver any additional instruments necessary to fulfill all conditions applicable to the parties pursuant to this Agreement and otherwise consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including, if practicable and subject to the last sentence of Section 7.3(b), providing copies of all such documents to the non-filing party and its advisors prior to filing and considering in good faith all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 7.3(a) shall modify or affect the terms of Section 7.3(b), Section 7.3(c) or
Section 7.3(d).

         (b) Subject to the terms hereof, including Sections 7.3(c) and 7.3(d), the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"),
                                                               --------------
to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the
                ---------------
consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. Buyer, Acquisition Subsidiary and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. In furtherance and not in limitation of the foregoing, each of the Buyer and the Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (and to make such other filings as are required under the Antitrust Laws) with respect to the Merger as promptly as reasonably practicable (but not later than 15 business days) after the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act (or pursuant to other Antitrust Laws). Each of the Buyer, Acquisition Subsidiary and the Company will cooperate with counsel for the other as to, and will confer with such counsel, any litigation referred to in this Section 7.3(b) and in Section 7.3(a)(iii). Each of the Buyer, Acquisition Subsidiary and the Company will (x) promptly notify the other party of any written communication to that party from any Governmental Entity located in the U.S. and, to the extent practicable, outside of the U.S., in each case, concerning this Agreement or the Merger, and, subject to applicable law, if practicable, permit the other party to review in advance any proposed written communication to any such Governmental Entity and consider in good faith the other party's reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless, to the extent reasonably practicable, it (1) consults with the other party in advance and (2) to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and (z) furnish the other party with copies of all correspondence, filings and written communications between them and their Affiliates and their respective representatives on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Merger. Notwithstanding anything in this Agreement to the contrary, Buyer shall in all cases have the right in its sole discretion to withhold, redact, and/or deliver to the

Company's counsel on an outside counsel only basis any materials concerning the Buyer's valuation of the Company, the Company's valuation of the transaction or internal or otherwise commercially sensitive financial or business information of the Buyer and its Affiliates.

         (c) Subject to the terms hereof, including Section 7.3(d), the Buyer and the Acquisition Subsidiary shall each use its commercially reasonable efforts to take, or cause to be taken, all actions and to do or satisfy, or cause to be done or satisfied, all things and conditions necessary, proper or advisable to avoid or eliminate impediments to, and to obtain, the FCC Order, including as set forth in Section 7.3(d), and to satisfy, all conditions and take all actions required thereby, in each case so as to come into compliance with FCC requirements and consummate the Merger as promptly as practicable. The parties hereto hereby acknowledge their mutual understanding and agreement that the Buyer intends to file a request for a temporary waiver of the FCC's ownership rules (the "FCC Waiver Request") with respect to the Los Angeles,
                      ------------------
California market, and the Company agrees to assist and cooperate with the Buyer with respect to the FCC Waiver Request, to the extent required by Section 7.3(a) or reasonably requested by the Buyer. The Company shall also use commercially reasonable efforts, but shall not be required to take any action that would be effective prior to the Effective Time. As promptly as commercially practicable, following the date of this Agreement (but in any event not later than 15 business days after the date hereof), the Company, the Buyer and the Acquisition Subsidiary shall prepare and file with the FCC all necessary applications for approval of the Merger and the other transactions contemplated hereby, including an application on FCC Form 315 and the FCC Waiver Request.

         (d) Notwithstanding any provision of this Agreement to the contrary (including the requirements of using commercially reasonable efforts as set forth in other paragraphs of this Section 7.3), except as hereinafter provided, in no event shall Buyer, the Company, or any of their respective Affiliates, in order to receive the FCC Order, any approval under the Antitrust Laws or otherwise, be required to (i) sell, transfer, license, divest, place in trust, or otherwise dispose of any assets, (ii) agree or consent to (or otherwise become subject to) any prohibition of, or limitation on, the acquisition, ownership, operation, effective control, or exercise of full rights of ownership, of any of their respective assets, (iii) terminate any of their existing relationships or contract rights or agree to forego any such relationships or rights that may arise or become available in the future, (iv) effectuate any change or restructuring of any of their respective organizations or ownership structures, or (v) consent to or become subject to any other condition, restriction, prohibition or other requirement to which such persons are not bound as of the date hereof; provided, that:
                                     --------

         (A) if the FCC Order is conditioned upon the divestiture, sale or transfer of a television station in Los Angeles, California, the Buyer hereby agrees that it shall make such divestiture in accordance with such FCC Order; and

         (B) if, following the date hereof, Buyer or any of its Affiliates engages in an acquisition or other transaction (including entering into an agreement providing for such acquisition or other transaction) which gives rise or will give rise to an "attributable interest" (as that term is commonly understood under FCC rules and policies) on the part of Buyer and/or its Affiliates and which would or would reasonably be expected to result in a violation by Buyer of the FCC's ownership rules upon consummation of the Merger or other such transaction, Buyer shall take and cause its Affiliates to take such actions as are necessary to eliminate or otherwise remedy or address such violation to the extent necessary to obtain the FCC Order as promptly as reasonably practicable and in any event no later than the Outside Date;

provided, further, that, notwithstanding anything to the contrary contained
--------  -------
herein, the Buyer shall in no event be required to divest, transfer, sell or otherwise dispose of or otherwise take any action in respect of station KNBC - Los Angeles, CA.

         (e) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring.

    7.4 Public Disclosure. None of the Buyer or the Acquisition Subsidiary,
        -----------------
on the one hand, or the Company on the other hand, or any of their respective Affiliates, shall issue any press release or make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer or the Company, as the case may be (which consent will not be unreasonably withheld or delayed), except as may be required by law or the rules and regulations of any national securities exchange or which is requested or required by any Governmental Entity which asserts jurisdiction over such party, in which case such party (or parties) shall be allowed to make such disclosure provided that the party (or parties) making such disclosure shall notify the other party (or parties) as promptly as practicable (and, if possible, prior to making such disclosure) and it shall use its commercially reasonable efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed.

    7.5 Reorganization. The Buyer and the Company shall each use its
        --------------
commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

    7.6 NYSE Listing. The Parent shall use its commercially reasonable
        ------------
efforts to cause the shares of Parent Common Stock to be issued in the Merger to be listed on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

    7.7 Employee Matters.
        ----------------

         (a) The Buyer agrees that, as of the Closing Date, the Buyer will, for a period of at least 12 months after the Closing Date (the "Protection Period"),
                                                            -----------------
cause or take such necessary action to cause the Surviving Company and its Subsidiaries to honor all Benefit Plans of the Company on the Closing Date; provided, however, that the Surviving Corporation and its Subsidiaries shall
--------  -------
have the right at any time to amend or terminate any such Benefit Plan in accordance with its terms; provided, further, that the benefits and base salary
                           --------  -------
or hourly wage rate provided to employees of the Company ("Company Employees")
                                                           -----------------
during the Protection Period shall be substantially similar in the aggregate to the benefits and base salary or hourly wage rate provided to Company Employees immediately prior to the Closing Date. Nothing in this Section 7.7 shall limit the right of the Surviving Corporation and its Subsidiaries to terminate any employees after the Closing.

         (b) Without in any way limiting the application of the provisions of
Section 7.7(a), the Buyer shall cause the Surviving Corporation and each of its Subsidiaries to (i) provide all Company Employees with service credit for all periods of employment with the Company or its Subsidiaries prior to the Closing Date for purposes of satisfying any service requirements for eligibility and vesting (but not for accruals) under any Benefit Plan in effect on the date hereof or under any substantially similar replacement Benefit Plan adopted by the Buyer, the Surviving Corporation or their Subsidiaries (or any successor entity to any of the foregoing) with respect to Company Employees to the same extent such service was credited under the corresponding Benefit Plan and provided that such crediting of service shall not operate to duplicate any benefits or funding of such benefit, and (ii) waive any pre-existing condition of any Company Employee for purposes of determining eligibility for, and the terms upon which they participate in, any Benefit Plan adopted by the Buyer, the Surviving Corporation or its Subsidiaries (or any successor entity to any of the foregoing) with respect to Company Employees (other than conditions that are already in effect with respect to such employees under the Company's or its Subsidiaries' Benefit Plans that have not been satisfied as of the Closing
Date).

    7.8 D&O Indemnification. From and after the Effective Time, the Buyer
        -------------------
shall cause the Surviving Corporation, to the fullest extent permitted by law, to indemnify, hold harmless and provide advancement of expense to, each present and former director and officer of the Company (the "Indemnified Parties"),
                                                     -------------------
against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify, hold harmless and advance expenses exist under the DGCL, the Surviving Corporation's Restated Certificate of Incorporation or Amended and Restated By-laws or any contract binding the Company on the date of this Agreement identified in Section 7.8 of the Company Disclosure Schedule. Notwithstanding any other provision of this Agreement, each of the Indemnified Parties shall be considered a third-party beneficiary of this Section 7.8 with the right to enforce this
Section 7.8 against the Buyer.

    7.9 Notification of Certain Matters. The Buyer shall give prompt notice
        -------------------------------
to the Company, and the Company shall give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to result in (a) a breach of any representation or warranty of such party contained in this Agreement or (b) the failure of any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

    7.10 Acknowledgment of Buyer and Acquisition Subsidiary. The Buyer and
         --------------------------------------------------
the Acquisition Subsidiary acknowledge and agree that any projections prepared by or on behalf of the Company and provided to the Buyer by or on behalf of the Company as part of the Buyer's due diligence process are merely estimates made by the Company as of the time they were so provided and the Buyer has in no way relied on any such projections. The Buyer and the Acquisition Subsidiary further acknowledge and agree that neither the Company, any of its Affiliates nor any other person makes any representation or warranty as to the accuracy or completeness of any information furnished to the Buyer by or on behalf of the Company in connection with the this Agreement and the transactions contemplated hereby, in each case, other than the representations and warranties expressly contained in this Agreement.

    7.11 Notice of Litigation. Prior to the Closing, the Company shall
         --------------------
promptly provide to the Buyer written notice of any litigation, lawsuit, judicial claim, adversarial proceeding or similar action brought or threatened to be brought against the Company or any Subsidiary thereof before any court or regulatory authority, in each case of which the Company has knowledge, and of any judgment, order, rule, injunction or decree entered, or threatened to be entered, against the Company or any Subsidiary thereof of which the Company has knowledge, which notice shall include copies of pleadings, judgments, orders, and decrees relating to the foregoing.

    7.12 Company Stockholder Loans. Notwithstanding anything to the
         -------------------------
contrary contained in Section 6.1, for the purpose of financing working capital requirements or any transaction permitted pursuant to Section 6.1, the Company Stockholders may from time to time lend or extend credit to the Company or any of its Subsidiaries and enter into any other agreements with the Company or any of its Subsidiaries providing for the incurrence of indebtedness by the Company and any of its Subsidiaries; provided, however, that (i) no indebtedness may be
                             --------  -------
incurred under this Section 7.12 unless TGI is prohibited under the Credit Agreement from lending any additional amount to TNG or other Affiliates thereof,
(ii) the Company shall provide the Buyer with reasonable notice of its intention to incur any such indebtedness, (iii) any indebtedness incurred by the Company and its Subsidiaries pursuant to this Section 7.12 (x) shall not exceed $30 million in the aggregate, (y) shall not be subject to an annual interest rate in excess of market rates for similar loans from a third party lender (the "Company
                                                                         -------
Stockholder
-----------

Indebtedness") and (iv) prior to incurring any such indebtedness, (x) the
------------
Company or any of its Subsidiaries, as the case may be, shall first offer the Buyer the right to make any such loan or extension of credit to the Company or such Subsidiary, which shall be accepted or rejected by the Buyer within 10 business days after receipt of the notice described in clause (ii) above (with a failure to respond by the Buyer within such time period being deemed a rejection of such offer), and (y) following a rejection of such offer by the Buyer, the Company or such Subsidiary will not incur indebtedness on terms less favorable to the Company or such Subsidiary than those offered to the Buyer without first offering the Buyer the right to make such loan or extension of credit to the Company or such Subsidiary on such less favorable terms (which must be accepted or rejected by the Buyer within 10 business days after receipt of notice, with a failure to respond within such time period being deemed a rejection thereof). The Buyer covenants and agrees that it shall cause the Company to repay to the Company Stockholders immediately following the Closing any and all amounts owing in respect of the principal amount of the Company Stockholder Indebtedness, and any interest thereon.

    7.13 Nonsolicitation. From and after the date hereof through and until
         ---------------
the earlier of December 11, 2002 or the Closing, whichever shall apply, neither the Company, nor its officers, directors, employees, representatives or advisors will, formally or informally, directly or indirectly (i) initiate, solicit or encourage any inquiry or the submission of any proposals by any third party that constitutes or is reasonably likely to lead to a bona fide proposal, whether in writing or otherwise, made by a third party to effect the acquisition of beneficial ownership of all or a material portion of the assets of, or any material interest in, the Company or any of its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, joint venture or other similar transaction with respect to the Company ("Acquisition Proposal") or (ii)
                                                  --------------------
engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal.

    7.14 Transfer of Permits/Financial Assurance. The Company shall, prior
         ---------------------------------------
to Closing, identify all permits and/or financial assurance required under Environmental Laws to operate the Company Properties or the business of the Company and its Subsidiaries, and the Company and the Buyer shall cooperate, prior to Closing, to take all actions necessary to ensure that such permits and/or financial assurance, or the benefits of such permits and/or financial assurance, are fully transferred to Buyer on or before the Closing.

    7.15 Environmental Review.
         --------------------

         (a) Buyer shall have access to the properties and records of the Company, and the Subsidiaries sufficient to conduct Phase I environmental reviews ("Environmental Reports") in order to assess the existence and extent of
          ---------------------
any environmental problems which may be present at any of the Company Properties. The Company shall permit Buyer or its representative at all reasonable times prior to the Closing Date, if Buyer shall so elect, to enter upon any and all of the Company Properties for the purposes of conducting such investigations. Such investigations may include, in Buyer's discretion: a visual inspection of the real property; review of the records of the

Company and its Subsidiaries; interviews with employees of the Company and its Subsidiaries; and examination of public records; provided, however, that, subject to the following sentence, such investigations shall not include sampling of air, water (including groundwater), soil or building materials. With respect to Company Properties as to which an Environmental Report indicates a reasonable likelihood of material environmental liability, the Company shall (following receipt of a copy of such Environmental Report from the Buyer, if requested by the Company) use commercially reasonable efforts to provide the Buyer with access to the properties and records of the Company and its Subsidiaries sufficient to conduct Phase II environmental reviews in order to further assess the existence and extent of any such environmental liability ("Phase II Reviews"). The Company shall permit the Buyer or its representative
  ----------------
at all reasonable times prior to the Closing Date, if the Buyer shall so elect, to enter upon any and all of the Company Properties for the purposes of conducting such investigations. Prior to conducting any Phase II Reviews, the Buyer shall consult with the Company concerning the scope and nature of such investigations. Such investigations may include, in the Buyer's discretion: a visual inspection of the real property; review of the records of the Company and its Subsidiaries; interviews with employees of the Company and its Subsidiaries; and examination of public records; sampling of air, water (including groundwater), soil and building materials. The Buyer shall reimburse the Company and its Subsidiaries the reasonable cost of repair for any damage caused by such Phase II Reviews. With respect to Company Properties as to which the Company or a Subsidiary thereof is a lessee, the requirements of this paragraph shall only apply if and to the extent permitted by the lease agreement governing such Company Property.

         (b) The Buyer and the Company shall cooperate to cause the Company and its Subsidiaries to fully comply with (i) any financial responsibility requirements under Environmental Laws, and (ii) applicable environmental property transfer acts or laws applicable to the assets of the Company and its Subsidiaries.

    7.16 Affiliate Agreements. Except as set forth in Section 7.16 of the Buyer
         --------------------
Disclosure Schedule, on or prior to the Closing, the Company shall, and shall cause its Subsidiaries to (a) terminate any agreement, arrangement, arrangement or understanding by and among (x) the Company or any Subsidiary thereof and (y) any Company Stockholder or any Affiliate thereof (other than the Company or any Subsidiary thereof) and (b) effect the release of the Company and such Subsidiaries from any liability or other obligation pursuant to such agreement, arrangement or understanding.

    7.17 Tax Matters. Within 10 business days after the date hereof, the Company
         -----------
agrees to deliver to Parent a list indicating (i) each Subsidiary that has ever owned any Common Stock of the Company and (ii) each power of attorney that is currently in force with respect to any Tax Return.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

    8.1 Conditions to Each Party's Obligation to Effect the Merger. The
        ----------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) HSR Act. The waiting period applicable to the consummation of the
             -------
Merger under the HSR Act shall have expired or been terminated. All authorizations, consents, orders and approvals of, declarations and filings with, and expiration of applicable waiting periods imposed by, any Governmental Entity under the Antitrust Laws shall have been filed, obtained or occurred, as applicable.

         (b) FCC Order. The FCC Order shall have been obtained.
             ---------

         (c) Governmental Approvals. Other than the filing of the Certificate of
             ----------------------
Merger and other than the conditions set forth in Sections 8.1(a) and (b), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would reasonably be expected to result in (i) a Buyer Material Adverse Effect or a Company Material Adverse Effect or (ii) criminal penalties or liability, shall have been filed, been obtained or occurred. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse effect on (i)
      -----------------------------
the business, financial condition or operations of the Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Parent and/or the Buyer to consummate the transactions contemplated by this Agreement without material delay; provided, however, that for purposes of this Agreement, (A) conditions,
       --------  -------
events or circumstances generally adversely affecting the United States economy or the United States securities markets, so long as such conditions, events or circumstances do not materially disproportionately affect the Buyer and its Subsidiaries, taken as a whole; or (B) conditions, events or circumstances arising out of or attributable to changes in laws, regulations or interpretations thereof by Governmental Entities affecting the broadcasting and/or telecommunications industries shall not be taken into account in determining whether there has been or would be a Buyer Material Adverse Effect.

         (d) No Injunctions. No Governmental Entity of competent jurisdiction
             --------------
shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and the other transactions contemplated by this Agreement.

         (e) NYSE. The shares of Parent Common Stock to be issued in the Merger
             ----
shall have been approved for listing on the NYSE, subject only to official notice of issuance (in the case of the Buyer, provided it has fully complied with the provisions of Section 7.6).

    8.2 Additional Conditions to Obligations of the Buyer and the Acquisition
        ---------------------------------------------------------------------
Subsidiary. The obligations of the Buyer and the Acquisition Subsidiary to
----------
effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Acquisition Subsidiary:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of the Company and S Sub set forth in this Agreement shall be true and correct in all respects, disregarding all qualifiers and exceptions contained therein with a dollar threshold or relating to materiality or Company Material Adverse Effect (X) as of the date of this Agreement and (Y) (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) in the case of clause (Y), for changes expressly contemplated by this Agreement and (ii) in the case of both clauses (X) and (Y), where the failures to be true and correct, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in, a Company Material Adverse Effect; and the Buyer shall have received certificates signed on behalf of the Company and S Sub by the chief executive officer or the chief financial officer of each of the Company and S Sub to such effect.

         (b) Performance of Obligations of the Company. The Company shall have
             -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

         (c) Stockholders' Agreement. The representations and warranties made by
             -----------------------
the Company Stockholders in the Stockholders' Agreement shall be true and correct in all respects (with respect to representations and warranties qualified by materiality) or in all material respects (with respect to representations and warranties not so qualified), and the Company Stockholders shall have performed in all material respects all obligations required to be performed by them under the Stockholders' Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of each of the Company Stockholders to such effect.

         (d) Tax Opinion. The Parent shall have received the opinion of Weil,
             -----------
Gotshal & Manges LLP, special counsel to the Parent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (it being agreed that Parent and the Company shall each provide reasonable cooperation, including making representations, substantially in the form set forth in Section 8.2(d) of the Buyer Disclosure Schedule and Section 8.3(c) of the Company Disclosure Schedule, respectively, to Weil, Gotshal & Manges LLP to enable them to render such opinion).

         (e) Non-Foreign Status. Each Company Stockholder shall have provided
             ------------------
Buyer with an affidavit of non-foreign status, in form and substance reasonably acceptable to Buyer, that complies with the requirements of Section 1445 of the Code; provided, however, that, notwithstanding anything to the contrary herein,
(i) this Section 8.2(e) shall not constitute a condition to the Closing and (ii) the failure of any Company Stockholder to provide the Buyer with such affidavit shall result only in Buyer's right to withhold, or cause to be withheld, on payment to such Company Stockholder in accordance with Section 1445 of the Code.

         (f) Form W-9. The Buyer shall have received from each Company
             --------
Stockholder a properly completed and executed Form W-9 (or other evidence satisfactory to Buyer) indicating that no "back-up" withholding is required pursuant to Section 3406 of the Code in connection with the payment of the Merger Consideration to such Company stockholder; provided, however, that,
                                                  --------  -------
notwithstanding anything to the contrary herein, (i) this Section 8.2(f) shall not constitute a condition to the Closing and (ii) the failure of any Company Stockholder to provide the Buyer with such Form W-9 shall result only in Buyer's right to "back-up" withhold, or cause to be withheld, on payment to such Company Stockholders in accordance with Section 3406 of the Code.

         (g) Approval. Persons who own more than 75% of the voting power of the
             --------
outstanding stock of the Company immediately prior to the Effective Time shall have approved the Payments and the payment of any other amounts disclosed in
Section 3.12(q) of the Company Disclosure Schedule which would constitute "excess parachute payments" within the meaning of Section 280G of the Code prior to the time that the relevant persons either received or, if earlier, became entitled to receive such amounts, and Buyer shall have received evidence reasonably satisfactory to it confirming such approval.

    8.3 Additional Conditions to Obligations of the Company. The obligation of
        ---------------------------------------------------
the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of Parent, the Buyer and Acquisition Subsidiary set forth in this Agreement shall be true and correct in all respects, disregarding all qualifiers and exceptions contained therein with a dollar threshold or relating to materiality or Buyer Material Adverse Effect (X) as of the date of this Agreement and (Y) (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) in the case of clause (Y), for changes expressly contemplated by this Agreement and (ii) in the case of both clauses (X) and (Y), where the failures to be true and correct, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in, a Buyer Material Adverse Effect; and the Company shall have received certificates signed on behalf of Parent, the Buyer and Acquisition Subsidiary by the chief executive officer or the chief financial officer of each of Parent, the Buyer and Acquisition Subsidiary to such effect.

         (b) Performance of Obligations of the Buyer and the Acquisition
             -----------------------------------------------------------
Subsidiary. The Buyer and the Acquisition Subsidiary shall have performed in all
----------
material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

         (c) Tax Opinion. The Company shall have received the opinion of Paul,
             -----------
Weiss, Rifkind, Wharton & Garrison, special counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (it being agreed that Parent and the Company shall each provide reasonable cooperation, including making representations, substantially in the form set forth in Section 8.2(d) of the Buyer Disclosure Schedule and Section 8.3(c) of the Company Disclosure Schedule, respectively, to Paul, Weiss, Rifkind, Wharton & Garrison to enable them to render such opinion).

         (d) Registration. Subject to Section 3.1(a) of the Stockholders'
             ------------
Agreement, the registration statement contemplated by Article III of the Stockholders' Agreement shall have been declared effective by the SEC as of the Closing Date.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

    9.1 Termination. This Agreement may be terminated at any time prior to the
        -----------
Effective Time (with respect to Sections 9.1(b) through 9.1(f), by written notice by the terminating party to the other party) as follows:

         (a) by mutual written consent of the Buyer and the Company; or

         (b) by either the Buyer or the Company, if the Merger shall not have been consummated by the date that is eighteen months after the date hereof plus the number of days, if any, during which the Closing has been delayed in connection with a Force Majeure in accordance with Section 1.2(a) (the "Outside
                                                                        -------
Date") (provided, however, that the right to terminate this Agreement under this
----    --------  -------
Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

         (c) by either the Buyer or the Company, if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement, including Section 7.3, has been the principal cause of or resulted in such order, decree ruling or action); or

         (d) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 8.2(a) or 8.2(b) not to be satisfied, and
(ii) is not reasonably likely to be capable of cure by the Outside Date; or

         (e) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Acquisition Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 8.3(a) or 8.3(b) not to be satisfied, and (ii) is not reasonably likely to be capable of cure by the Outside Date.

    9.2 Effect of Termination. In the event of termination of this Agreement as
        ---------------------
provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, the Buyer, the Company, the Acquisition Subsidiary or their respective officers, directors, stockholders or Affiliates; provided, however, that (i) any such termination
                            --------  -------
shall not relieve any party from liability for any willful breach of this Agreement (which includes (x) the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made and (y) with respect the representations in Section 5.2(c)(vii), any breach thereof whether willful or not), and (ii) the provisions of Sections 6.3 and 7.4, this Section 9.2, Section 9.3 and Article X of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

    9.3 Fees and Expenses; Designated Payments.
        --------------------------------------

         (a) All professional fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company (with respect to such fees and expenses incurred by the Company and its Subsidiaries), S Sub (with respect to such fees and expenses incurred by S Sub), or Parent, the Buyer and/or the Acquisition Subsidiary (with respect to such fees and expenses incurred by Parent, the Buyer and the Acquisition Subsidiary, respectively) to the extent it has incurred such fees and expenses, whether or not the Merger is consummated.

         (b) The Buyer agrees that in the event that the Company shall not have sufficient cash on hand to pay the Designated Payments at the Closing, the Buyer shall provide the Company immediately prior to the Closing with the amount of such shortfall pursuant to (i) a contribution, (ii) a loan evidenced by a promissory note bearing interest at the then applicable prime rate to be delivered by the Company to the Buyer at the Closing or (iii) otherwise.

    9.4 Amendment. This Agreement may be amended by the parties hereto, by
        ---------
action taken or authorized by their respective boards of directors; provided, however, that no amendment shall be made which requires further approval by the Company's stockholders without such further approval; provided, further, that the Company's obligations to pay the Designated Payments to the officers and employees of the

Company identified in Section 2.1(b)(iii) of the Company Disclosure Schedule may not be amended without the approval of the Company's Chief Executive Officer and Chief Operating Officer (and each of the parties agrees that such officers are intended third party beneficiaries of this provision). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.5 Extension; Waiver. At any time prior to the Effective Time, the parties
        -----------------
hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE X

                                  MISCELLANEOUS

    10.1 Survival. The representations and warranties contained in this
         --------
Agreement or in any certificate delivered pursuant to Article VIII shall survive the Closing and shall terminate upon the first anniversary of the Closing Date. Notwithstanding the foregoing, any claim for breach of a representation or warranty shall survive the time it would otherwise terminate pursuant to this
Section 10.1 to the extent that notice of such claim shall have been given by a party hereto prior to the expiration of such one-year survival period in accordance with the terms of that certain Indemnification Agreement entered into as of the date hereof, by and among the Buyer, the Company, and others.

    10.2 Notices. All notices, requests, claims and demands and other
         -------
communications hereunder shall be in writing and shall be deemed duly delivered
(i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent by facsimile transmission (provided the sender retains confirmation thereof) or for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                       (a) if to Parent, to:

                           General Electric Company
                           3135 Easton Turnpike
                           Fairfield, CT 06431
                           Attn:  Senior Counsel -- Transactions
                           Telecopy:  203-373-3008
                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attn:  Howard Chatzinoff, Esq.
                           Telecopy:  212-310-8007

                       (b) if to the Buyer or the Acquisition Subsidiary, to:

                           National Broadcasting Company, Inc.
                           30 Rockefeller Plaza
                           New York, NY 10112
                           Attn:  General Counsel
                           Telecopy:  212-664-4733

                           with a copy to:

                           General Electric Company
                           3135 Easton Turnpike
                           Fairfield, CT 06431
                           Attn: Senior Counsel -- Transactions
                           Telecopy:  203-373-3008

                           and to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attn:  Howard Chatzinoff, Esq.
                           Telecopy:  212-310-8007

                       (c) if to the Company, to:

                           Telemundo Communications Group, Inc.
                           2290 West 8th Avenue
                           Hialeah, Florida 33010
                           Attn:  Glen A. Dryfoos, Esq.
                           Telecopy:  305-889-7926

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attn:  Robert B. Schumer, Esq.
                           Telecopy:  (212) 757-3990
                           and to:

                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W., Suite 800
                           Washington, D.C. 20036-6802
                           Attn: Kevin F. Reed, Esq.
                           Telecopy: (202) 776-2222

                       (d) if to S Sub, to:

                           9336 West Washington Boulevard
                           Culver City, California 90232
                           Attn:  Len Grossi
                           Telecopy:  310-202-3404

                           with a copy to:

                           Akin Gump Strauss Hauer & Feld, LLC
                           2029 Century Park East

                           Suite 2400
                           Los Angeles, California  90067
                           Attn:   Linda G. Michaelson, Esq.
                           Telecopy No.:  (310) 229-1001


Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth. The parties covenant and agree that any notice or other communication hereunder shall also be provided to the Company Stockholders in accordance with the terms of the Stockholders Agreement, with copies as set forth in Section 4.1 thereof.

    10.3 Entire Agreement. This Agreement (including the Schedules and Exhibits
         ----------------
hereto and the documents and instruments referred to herein), together with any other agreement among any of the parties hereto that specifically refers to modifying this Agreement pursuant to this Section 10.3, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

    10.4 No Third-Party Beneficiaries. Except as provided in Sections 7.8, 7.12
         ----------------------------
and 9.4, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

    10.5 Assignment. Neither this Agreement nor any of the rights, interests or
         ----------
obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may substitute any direct or indirect wholly owned Subsidiary of the Buyer for the Acquisition Subsidiary without the consent of the Company; provided that the Buyer and/or the Acquisition Subsidiary, as the case may be, shall remain liable for all of its obligations under this Agreement; and provided, further, that such substitution does not prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

    10.6 Severability. Any term or provision of this Agreement that is invalid
         ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

    10.7 Counterparts and Signature. This Agreement may be executed in two or
         --------------------------
more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

    10.8 Interpretation. When reference is made in this Agreement to an Article
         --------------
or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The mere inclusion of an item in the relevant Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has resulted or would reasonably be expected to result in a Company Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. Notwithstanding any other provisions in this Agreement to the contrary, it is the explicit intent of the parties hereto that no party is making any representations or warranties whatsoever, express or implied, beyond those expressly given in this Agreement (including the Schedules and Exhibits to this Agreement and instruments contemplated hereby to be delivered to the other party), including any implied warranty or representation as to condition, merchantability or suitability as to any of the parties' properties or assets. To the extent that any representation or warranty is made to the knowledge of the Company (or words of similar import), such knowledge shall refer to the actual knowledge, after reasonable inquiry except as otherwise provided, of the Company's directors and additional persons set forth in Section 10.8 of the Company Disclosure Schedule. To the extent that any representation or warranty is made to the knowledge of the Buyer (or words of similar import), such knowledge shall refer to the actual knowledge of the Buyer's employees set forth in Section 10.8 of the Buyer Disclosure Schedule.

    10.9 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

    10.10 Submission to Jurisdiction. Any suit, action or proceeding seeking to
          --------------------------
enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.2 as to giving notice hereunder shall be deemed effective service of process on such party.

    10.11 Remedies. Except as otherwise provided herein, any and all remedies
          --------
herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

    10.12 WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE ACQUISITION SUBSIDIARY
          --------------------
AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE ACQUISITION SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     IN WITNESS WHEREOF, Parent, the Buyer, the Acquisition Subsidiary, the Company and S Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                            GENERAL ELECTRIC COMPANY

                            By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                            NATIONAL BROADCASTING COMPANY, INC.



                            By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                            TELEMUNDO COMMUNICATIONS GROUP, INC.



                            By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                            SPE MUNDO INVESTMENT INC.



                            By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                            TN ACQUISITION CORP.



                            By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                                                      SCHEDULE I

                              Company Stockholders
                              --------------------

Bron-Villanueva Capital, LLC

Liberty TelemundoNet, Inc.

Sony Pictures Entertainment Inc.

SPE Mundo Investment Inc.

Station Partners, LLC

TLMD LLC